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                                                                     EXHIBIT 4.2

                               CALPINE CORPORATION


                                       and

                          FLEET NATIONAL BANK, Trustee


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                                    Indenture

                            Dated as of May 16, 1996


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                                  $180,000,000

                          10 1/2% Senior Notes Due 2006
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
                                        ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . . . .    1
         SECTION 1.1  Definitions.  . . . . . . . . . . . . . . . . . . . . . . .    1
         SECTION 1.2  Other Definitions.  . . . . . . . . . . . . . . . . . . . .   23
         SECTION 1.3  Incorporation by Reference of Trust Indenture Act.  . . . .   24
         SECTION 1.4  Rules of Construction.  . . . . . . . . . . . . . . . . . .   24

                                        ARTICLE II

THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         SECTION 2.1  Form and Dating.  . . . . . . . . . . . . . . . . . . . . .   25
         SECTION 2.2  Execution and Authentication. . . . . . . . . . . . . . . .   29
         SECTION 2.3  Registrar and Paying Agent. . . . . . . . . . . . . . . . .   30
         SECTION 2.4  Paying Agent To Hold Money in Trust.  . . . . . . . . . . .   31
         SECTION 2.5  Securityholder Lists. . . . . . . . . . . . . . . . . . . .   32
         SECTION 2.6  Transfer and Exchange.  . . . . . . . . . . . . . . . . . .   32
         SECTION 2.7  Book-Entry Provisions for U.S. Global Note and Offshore
                      Global Note . . . . . . . . . . . . . . . . . . . . . . . .   33
         SECTION 2.8  Special Transfer Provisions . . . . . . . . . . . . . . . .   35
         SECTION 2.9  Replacement Securities. . . . . . . . . . . . . . . . . . .   40
         SECTION 2.10  Outstanding Securities.  . . . . . . . . . . . . . . . . .   40
         SECTION 2.11  Determination of Holders' Action.  . . . . . . . . . . . .   41
         SECTION 2.12  Temporary Securities.  . . . . . . . . . . . . . . . . . .   41
         SECTION 2.13  Cancellation.  . . . . . . . . . . . . . . . . . . . . . .   42
         SECTION 2.14  Defaulted Interest.  . . . . . . . . . . . . . . . . . . .   42

                                        ARTICLE III

COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         SECTION 3.1  Payment of Securities.  . . . . . . . . . . . . . . . . . .   42
         SECTION 3.2  Maintenance of Office or Agency.  . . . . . . . . . . . . .   43
         SECTION 3.3  Limitation on Restricted Payments.  . . . . . . . . . . . .   43
         SECTION 3.4  Limitation on Incurrence of Indebtedness. . . . . . . . . .   47
         SECTION 3.5  Limitation on Payment Restrictions Affecting
                      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .   49
         SECTION 3.6  Limitation on Sale/Leaseback Transactions.  . . . . . . . .   50
         SECTION 3.7  Limitation on Liens.  . . . . . . . . . . . . . . . . . . .   51
         SECTION 3.8  Change of Control.  . . . . . . . . . . . . . . . . . . . .   53
         SECTION 3.9  Compliance Certificate. . . . . . . . . . . . . . . . . . .   55
         SECTION 3.10  SEC Reports. . . . . . . . . . . . . . . . . . . . . . . .   56
         SECTION 3.11  Transactions with Affiliates.  . . . . . . . . . . . . . .   56

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

         SECTION 3.12  Sales of Assets. . . . . . . . . . . . . . . . . . . . . .   57
         SECTION 3.13  Corporate Existence. . . . . . . . . . . . . . . . . . . .   62
         SECTION 3.14  Payment of Taxes and Other Claims. . . . . . . . . . . . .   62
         SECTION 3.15  Notice of Defaults and Other Events. . . . . . . . . . . .   63
         SECTION 3.16  Maintenance of Properties and Insurance. . . . . . . . . .   63
         SECTION 3.17  Limitation on Issuance of Capital Stock and Incurrence
                       of Indebtedness of Restricted Subsidiaries.  . . . . . . .   63
         SECTION 3.18  Limitation on Changes in the Nature of the Business. . . .   64
         SECTION 3.19  Limitation on Subsidiary Investments . . . . . . . . . . .   65


                                   ARTICLE IV

CONSOLIDATION, MERGER AND SALE  . . . . . . . . . . . . . . . . . . . . . . . . .   65
         SECTION 4.1  Merger and Consolidation of Company.  . . . . . . . . . . .   65
         SECTION 4.2  Successor Substituted.  . . . . . . . . . . . . . . . . . .   67

                                    ARTICLE V

DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         SECTION 5.1  Events of Default.  . . . . . . . . . . . . . . . . . . . .   68
         SECTION 5.2  Acceleration. . . . . . . . . . . . . . . . . . . . . . . .   70
         SECTION 5.3  Other Remedies. . . . . . . . . . . . . . . . . . . . . . .   71
         SECTION 5.4  Waiver of Past Defaults.  . . . . . . . . . . . . . . . . .   71
         SECTION 5.5  Control by Majority.  . . . . . . . . . . . . . . . . . . .   71
         SECTION 5.6  Limitation on Suits.  . . . . . . . . . . . . . . . . . . .   72
         SECTION 5.7  Rights of Holders To Receive Payment. . . . . . . . . . . .   73
         SECTION 5.8  Collection Suit by Trustee. . . . . . . . . . . . . . . . .   73
         SECTION 5.9  Trustee May File Proofs of Claim. . . . . . . . . . . . . .   73
         SECTION 5.10  Priorities.  . . . . . . . . . . . . . . . . . . . . . . .   74
         SECTION 5.11  Undertaking for Costs. . . . . . . . . . . . . . . . . . .   74
         SECTION 5.12  Waiver of Stay or Extension Laws.  . . . . . . . . . . . .   74

                                   ARTICLE VI

TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         SECTION 6.1  Duties of Trustee.  . . . . . . . . . . . . . . . . . . . .   75
         SECTION 6.2  Rights of Trustee.  . . . . . . . . . . . . . . . . . . . .   76
         SECTION 6.3  Individual Rights of Trustee. . . . . . . . . . . . . . . .   77
         SECTION 6.4  Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . .   77
         SECTION 6.5  Notice of Defaults. . . . . . . . . . . . . . . . . . . . .   77
         SECTION 6.6  Reports by Trustee to Holders.  . . . . . . . . . . . . . .   78
         SECTION 6.7  Compensation and Indemnity. . . . . . . . . . . . . . . . .   78
         SECTION 6.8  Replacement of Trustee. . . . . . . . . . . . . . . . . . .   79

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

         SECTION 6.9   Successor Trustee by Merger, etc.  . . . . . . . . . . . .   80
         SECTION 6.10  Eligibility; Disqualification. . . . . . . . . . . . . . .   80
         SECTION 6.11  Preferential Collection of Claims Against Company. . . . .   80

                                   ARTICLE VII

SATISFACTION AND DISCHARGE OF INDENTURE . . . . . . . . . . . . . . . . . . . . .   81
         SECTION 7.1  Discharge of Liability on Securities; Defeasance. . . . . .   81
         SECTION 7.2  Termination of Company's Obligations. . . . . . . . . . . .   81
         SECTION 7.3  Defeasance and Discharge of Indenture.  . . . . . . . . . .   82
         SECTION 7.4  Defeasance of Certain Obligations.  . . . . . . . . . . . .   85
         SECTION 7.5  Application of Trust Money. . . . . . . . . . . . . . . . .   87
         SECTION 7.6  Repayment to Company. . . . . . . . . . . . . . . . . . . .   87
         SECTION 7.7  Reinstatement.  . . . . . . . . . . . . . . . . . . . . . .   88

                                  ARTICLE VIII

AMENDMENTS AND SUPPLEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
         SECTION 8.1  Without Consent of Holders. . . . . . . . . . . . . . . . .   88
         SECTION 8.2  With Consent of Holders.  . . . . . . . . . . . . . . . . .   89
         SECTION 8.3  Compliance with Trust Indenture Act.  . . . . . . . . . . .   90
         SECTION 8.4  Revocation and Effect of Consents.  . . . . . . . . . . . .   90
         SECTION 8.5  Notation on or Exchange of Securities.  . . . . . . . . . .   91
         SECTION 8.6  Trustee To Sign Amendments. . . . . . . . . . . . . . . . .   91
         SECTION 8.7  Fixing of Record Dates. . . . . . . . . . . . . . . . . . .   91

                                   ARTICLE IX

REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
         SECTION 9.1  Notices to Trustee. . . . . . . . . . . . . . . . . . . . .   92
         SECTION 9.2  Selection of Securities To Be Redeemed. . . . . . . . . . .   92
         SECTION 9.3  Notice of Redemption. . . . . . . . . . . . . . . . . . . .   93
         SECTION 9.4  Effect of Notice of Redemption. . . . . . . . . . . . . . .   94
         SECTION 9.5  Deposit of Redemption Price.  . . . . . . . . . . . . . . .   94
         SECTION 9.6  Securities Redeemed in Part.  . . . . . . . . . . . . . . .   94

                                    ARTICLE X

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
         SECTION 10.1  Trust Indenture Act Controls.  . . . . . . . . . . . . . .   94
         SECTION 10.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . .   95
         SECTION 10.3  Communication by Holders with Other Holders  . . . . . . .   96
         SECTION 10.4  Certificate and Opinion as to Conditions Precedent.  . . .   96
         SECTION 10.5  Statements Required in Certificate or Opinion. . . . . . .   96

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
         SECTION 10.6  Rules by Trustee and Agents. . . . . . . . . . . . . . . .   97
         SECTION 10.7  Legal Holidays.  . . . . . . . . . . . . . . . . . . . . .   97
         SECTION 10.8  Successors; No Recourse Against Others.  . . . . . . . . .   97
         SECTION 10.9  Duplicate Originals. . . . . . . . . . . . . . . . . . . .   97
         SECTION 10.10  Other Provisions. . . . . . . . . . . . . . . . . . . . .   98
         SECTION 10.11  Governing Law.  . . . . . . . . . . . . . . . . . . . . .   98

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99

EXHIBIT A --   Form of Initial Security   . . . . . . . . . . . . . . . . . . . .  A-1

EXHIBIT B --   Form of Exchange Security  . . . . . . . . . . . . . . . . . . . .  B-1

EXHIBIT C --   Form of Certificate to Be Delivered in Connection with
               Removal of Legend Following Offshore Notes Exchange Date   . . . .  C-1

EXHIBIT D --   Form of Certificate to Be Delivered in Connection with
               Transfers to Non-QIB Accredited Investors  . . . . . . . . . . . .  D-1

EXHIBIT E --   Form of Certificate to Be Delivered in Connection with
               Transfers Pursuant to Regulation S   . . . . . . . . . . . . . . .  E-1

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                 INDENTURE dated as of May 16, 1996, between Calpine
Corporation, a California corporation (the "Company"), and Fleet National Bank, a national banking association (the "Trustee").

                 Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Company's 10 1/2% Senior Notes Due 2006:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1  Definitions.

             "Acquired Indebtedness" means Indebtedness of a Person existing at the time at which such Person became a Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary. Acquired Indebtedness shall be deemed to be Incurred on the date the acquired Person becomes a Subsidiary.

             "Additional Assets" means (i) any property or assets related to the Line of Business which will be owned and used by the Company or a Restricted Subsidiary; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

             "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 3.11 and 3.12 only, "Affiliate" shall also mean any beneficial owner of 5% or more of the total Voting Shares (on a Fully Diluted Basis) of the Company or of rights or warrants to purchase such stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. For purposes of Section 3.3, "Affiliate" shall also mean any Person of which the Company owns 5% or more of any class of Capital Stock or rights to acquire 5% or more or any class of Capital Stock and any Person who would be an Affiliate of any such Person pursuant to the first sentence hereof.

             "Agent" means any Registrar, Paying Agent, authenticating agent, co-registrar or additional paying agent.

             "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale leaseback transactions, but excluding (except as provided for in the provisions described in the last paragraph of Section 3.12(b)) those permitted by Article IV hereof and those permitted by Section 3.6 hereof) in one or a series of transactions by the Company or any Restricted Subsidiary to any Person other than the Company or any Wholly Owned Subsidiary, of (i) all or any of the Capital Stock of the Company or any Restricted Subsidiary, (ii) all or substantially all of the assets of any operating unit, Facility, division or line of business of the Company or any Restricted Subsidiary or (iii) any other property or assets or rights to acquire property or assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

             "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

             "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of (A) the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Indebtedness or Preferred Stock multiplied by (B) the amount of such payment by (ii) the sum of all such payments.

             "Bank Credit Agreement" means the Promissory Grid Note, dated as of April 21, 1995, between the Company and Credit Suisse, New York Branch, as amended, refinanced, renewed or extended from time to time.

             "Board of Directors" means the Board of Directors of the Company or any authorized committee thereof.

             "Business Day" means each day which is not a Legal Holiday.

             "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

             "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; and "Capitalized Lease Obligations" means the rental obligations, as aforesaid, under such lease.

             "Change of Control" means the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Parent or an underwriter engaged in a firm commitment underwriting on behalf of the Company, is or becomes the beneficial owner (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than (x) at any time prior to the occurrence of a Public Market, a greater percentage of the total Voting Shares of the Company than is held by Parent and its Affiliates, and (y) at any time after the occurrence of a Public Market, 40% of the total Voting Shares of the Company, provided that such ownership is greater than the total Voting Shares held by Parent and its Affiliates; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; (iii) all or substantially all of the Company's and its Restricted Subsidiaries' assets are sold, leased, exchanged or otherwise transferred to any

Person or group of Persons acting in concert; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation.

             "Change of Control Triggering Event" means (A) if a Rating Agency maintains a rating of the Securities at the time a Change of Control occurs, the occurrence of a Change of Control and the occurrence of a Rating Decline or (B) if no Rating Agency maintains a rating of the Securities at the time a Change of Control occurs, the occurrence of a Change of Control.

             "Code" means the Internal Revenue Code of 1986, as amended.

             "Company" means the party named as such in the Indenture until a successor replaces it pursuant to the terms and conditions of the Indenture and thereafter means the successor.

             "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters to (ii) the Consolidated Interest Expense (excluding interest capitalized in connection with the construction of a new Facility which interest is capitalized during the construction of such Facility) for such four fiscal quarters; provided, however, that if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, both EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (x) such new Indebtedness as if such Indebtedness had been Incurred on the first day of such period and (y) the repayment, redemption, repurchase, defeasance or discharge of any Indebtedness repaid, redeemed, repurchased, defeased or discharged with the proceeds of such new Indebtedness as if such repayment, redemption, repurchase, defeasance or discharge had been made on the first day of such period; provided, further, that if within the period during which EBITDA or Consolidated Interest Expense is measured, the Company or any of its Restricted Subsidiaries shall have made any Asset Sales, (x) the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets or Capital Stock which are the subject of such Asset Sales for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and (y) the Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness for which neither Company nor any Restricted

Subsidiary shall continue to be liable as a result of any such Asset Sale or repaid, redeemed, defeased, discharged or otherwise retired in connection with or with the proceeds of the assets or Capital Stock which are the subject of such Asset Sales for such period; and provided, further, that if the Company or any Restricted Subsidiary shall have made any acquisition of assets or Capital Stock (occurring by merger or otherwise) since the beginning of such period (including any acquisition of assets or Capital Stock occurring in connection with a transaction causing a calculation to be made hereunder) the EBITDA and Consolidated Interest Expense for such period shall be calculated, after giving pro forma effect thereto (and without regard to clause (iv) of the proviso to the definition of "Consolidated Net Income"), as if such acquisition of assets or Capital Stock took place on the first day of such period. For all purposes of this definition, if the date of determination occurs prior to the completion of the first four full fiscal quarters following the Issue Date, then "EBITDA" and "Consolidated Interest Expense" shall be calculated after giving effect on a pro forma basis to the Offering as if the Offering occurred on the first day of the four full fiscal quarters that were completed preceding such date of determination.

             "Consolidated Current Liabilities," as of the date of determination, means the aggregate amount of liabilities of the Company and its Consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (i) all inter-company items between the Company and any Consolidated Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP.

             "Consolidated Income Tax Expense" means, for any period, as applied to the Company, the provision for local, state, federal or foreign income taxes on a Consolidated basis for such period determined in accordance with GAAP.

             "Consolidated Interest Expense" means, for any period, as applied to the Company, the sum of (a) the total interest expense of the Company and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP, including, without limitation, (i) amortization of debt issuance costs or of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting, (ii) accrued interest, (iii) noncash interest payments, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (v) interest actually paid by the Compa-ny or any such Subsidiary under any guarantee of Indebtedness or other obligation of any other Person and (vi) net costs associated with Interest Rate Agreements (including amortization of discounts) and Currency Agreements, plus
(b) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued, or scheduled to be paid or accrued by the Company or its Consolidated Restricted Subsidiaries, plus (c) one-third of all Operating Lease Obligations paid, accrued and/or scheduled to be paid by the Company and its Consolidated Restricted Subsidiaries, plus (d) capitalized interest, plus
(e) dividends paid in respect of Preferred Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Subsidiary, plus (f) cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any person (other than the Company or a Restricted Subsidiary) in connection with loans incurred by such employee stock ownership plan to purchase Capital Stock of the Company.

                 "Consolidated Net Income (Loss)" means, for any period, as applied to the Company, the Consolidated net income (loss) of the Company and its Consolidated Restricted Subsidiaries for such period, determined in accordance with GAAP, adjusted by excluding (without duplication), to the extent included in such net income (loss), the following: (i) all extraordinary gains or losses; (ii) any net income of any Person if such Person is not a Domestic Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period shall be included in Consolidated Net Income (Loss) up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution and (B) the equity of the Company or a Restricted Subsidiary in a net loss of any such Person for such period shall be included in determining Consolidated Net Income (Loss); (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not at the time thereof permitted, directly or indirectly, by operation of the terms of its charter or by-laws or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders; (iv) any net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of such combination; (v) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its Restricted Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition by the Company or any Restricted Subsidiary of any Capital Stock of any Person, provided that losses shall be included on an after-tax basis; and (vi) the cumulative effect of a change in accounting principles; and further adjusted by subtracting from such net income the tax liability of any parent of the Company to the extent of payments made to such parent by the Company pursuant to any tax sharing agreement or other arrangement for such period.

                 "Consolidated Net Tangible Assets" means, as of any date of determination, as applied to the Company, the total amount of assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a Consolidated balance sheet of the Company and its Consolidated Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of: (i) Consolidated Current Liabilities; (ii) minority interests in Consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;
(iii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (iv) any revaluation or other write-up in value of assets subsequent to December 31, 1993 as a result of a change in the method of valuation in accordance with GAAP; (v) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (vi) treasury stock; and (vii) any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

                 "Consolidated Net Worth" means, at any date of determination, as applied to the Company, stockholders' equity as set forth on the most recently available Consolidated balance sheet of the Company and its Consolidated Restricted Subsidiaries (which shall be as of a date no more than 60 days prior to the date of such computation), less any amounts attributable to Redeemable Stock or Exchangeable Stock, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of the Company or any Subsidiary.

                 "Consolidation" means, with respect to any Person, the consolidation of accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and such subsidiaries are consolidated in accordance with GAAP. The term "Consolidated" shall have a correlative meaning.

                 "Controlled Non-Subsidiary Investment" means any Investment of the type specified in clause (iv) of Section 3.3(a) which is made by the Company or its Restricted Subsidiaries in an Affiliate other than a Subsidiary; provided that (i) at the time such Investment is made, no Default or Event of Default shall have occurred and be continuing (or would result therefrom); (ii) after giving effect to the Investment and to the Incurrence of any Indebtedness in connection therewith on a pro forma basis, the Consolidated Coverage Ratio is at least 1.75:1; (iii) after giving effect to the Investment, the aggregate Investment made by the Company and its Subsidiaries in Controlled Non-Subsidiary Investments does not exceed $100,000,000; (iv) the Person in which the Investment is made is engaged only in the business described in Section 3.18 including Unrelated Businesses to the extent permitted by Section 3.18; (v) the Company, directly or through its Restricted Subsidiaries is entitled to (A) in the case of an Investment in Capital Stock, receive dividends or other distributions on its Investment at the same time as or prior to, and on a basis pro rata with, any other holder or holders of Capital Stock of such Person and
(B) in the case of an Investment other than in Capital Stock, receive interest thereon at a rate per annum not less than the rate on the Securities, and, on the liquidation or dissolution of such Person, receive repayment of the principal thereof prior to the payment of any dividends or distributions on Capital Stock of such Person; (vi) the Company directly or through its Restricted Subsidiaries, either (x) controls, under an operating and management agreement or otherwise, the day to day management and operation of such Person and any Facility of the Person in which the Investment is made or (y) has significant influence over the management and operation of such Person and any Facility of such Person in all material respects (significant influence to include the right to control or veto any material act or decision) in connection with such management or operation; and (vii) any encumbrances or restrictions on the ability of the Person in which the Investment is made to make the payments, distributions, losses, advances or transfers referred to in clauses (i) through
(iii) under Section 3.5, in the written opinion of the President or Chief Financial Officer of the Company (x) is required in order to obtain necessary financing, (y) is customary for such financings and (z) applies only to the assets of or revenues of the Person in whom the Investment is made.

                 "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values to or under which the Company or any Restricted Subsidiary is a party or a beneficiary on the Issue Date or becomes a party or beneficiary thereafter.

                 "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                 "defaulted interest" means any interest on any Security which is payable, but is not punctually paid or duly provided for on any Interest Payment Date.

                 "Depositary" means The Depositary Trust Company, its nominees, and their respective successors until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

                 "Domestic Subsidiary" means a Restricted Subsidiary that is not a Foreign Subsidiary.

                 "EBITDA" means, for any period, as applied to the Company, the sum of Consolidated Net Income (Loss) (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent included in calculating Consolidated Net Income
(Loss): (a) Consolidated Income Tax Expense, (b) Consolidated Interest Expense,
(c) depreciation expense, (d) amortization expense and (e) all other non-cash items reducing Consolidated Net Income, less all non-cash items increasing Consolidated Net Income, in each case for such period; provided that, if the Company has any Subsidiary that is not a Wholly Owned Subsidiary, EBITDA shall be reduced (to the extent not otherwise reduced by GAAP) by an amount equal to
(A) the consolidated net income (loss) of such Subsidiary (to the extent included in Consolidated Net Income (Loss)) multiplied by (B) the quotient of
(1) the number of shares of outstanding common stock of such Subsidiary not owned on the last day of such period by the Company or any Wholly Owned Subsidiary of the Company divided by (2) the total number of shares of outstanding common stock of such Subsidiary on the last day of such period.

                 "Exchangeable Stock" means any Capital Stock which by its terms is exchangeable or convertible at the option of any Person other than the Company into another security (other than Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock).

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Exchange Securities" means the 10 1/2% Senior Notes Due 2006 to be issued by the Company, and containing terms identical to those of the Initial Securities (except that such Exchange Securities (i) shall have been issued in an exchange offer registered under the Securities Act and (ii) shall have an interest rate of 10 1/2% per annum (11% per annum if such exchange offer is not consummated before November 13, 1996), without provision for adjustment as provided in paragraph 1 on the reverse of the Initial Securities), that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and this Indenture.

                 "Existing Agreements" means the Management Services Agreement, dated January 1, 1992, between the Company and Parent, and the Guarantee Fee Agreement, dated January 1, 1992 between the Company and Parent, in each case as in effect on the date hereof.

                 "Facility" means a power generation facility or energy producing facility, including any related fuel reserves.

                 "Foreign Asset Sale" means an Asset Sale in respect of the Capital Stock or assets of a Foreign Subsidiary or a Restricted Subsidiary of the type described in Section 936 of the Code to the extent that the proceeds of such Asset Sale are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                 "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States of America or a State thereof or the District of Columbia.

                 "Fully Diluted Basis" means after giving effect to the exercise of any outstanding options, warrants or rights to purchase Voting Shares and the conversion or exchange of any securities convertible into or exchangeable for Voting Shares.

                 "GAAP" means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company on the Issue Date, consistently applied, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

                 "guarantee" means, as applied to any obligation, contingent or otherwise, of any Person, (i) a guarantee, direct or indirect, in any manner, of any part or all of such obligation (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to insure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including the payment of amounts drawn down under letters of credit.

                 "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                 "Incur" means, as applied to any obligation, to create, incur, issue, assume, guarantee or in any other manner become liable with respect to, contingently or otherwise, such obligation, and "Incurred," "Incurrence" and "Incurring" shall each have a correlative meaning; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes (after the Issue Date) a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided, further, that any amendment, modification or waiver of any provision of any document pursuant to which Indebtedness was previously Incurred shall not be deemed to be an Incurrence of Indebtedness as long as (i) such amendment, modification or waiver does not (A) increase the principal or premium thereof or interest rate thereon, (B) change to an earlier date the Stated Maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed, (C) if such Indebtedness is contractually subordinated in right of payment to the Securities, modify or affect, in any manner adverse to the Holders, such subordination, (D) if the Company is the obligor thereon, provide that a Restricted Subsidiary shall be an obligor, (E) if such Indebtedness is Non-Recourse Debt, cause such Indebtedness to no longer constitute Non-Recourse Debt or (F) violate, or cause the Indebtedness to violate, the provisions of Sections 3.5 or 3.7 and (ii) such Indebtedness would, after giving effect to such amendment, modification or waiver as if it were an Incurrence, comply with clause (i) of the first proviso to the definition of "Refinancing Indebtedness."

                 "Indebtedness" of any Person means, without duplication, (i) the principal of and premium (if any such premium is then due and owing) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person Incurred as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) Redeemable Stock of such Person and, in the case of any Subsidiary, any other Preferred Stock, in either case valued at, in the case of Redeemable Stock, the greater of its voluntary or involuntary maximum fixed repurchase price exclusive of accrued and unpaid dividends or, in the case of Preferred Stock that is not Redeemable Stock, its liquidation preference exclusive of accrued and unpaid dividends; (vi) contractual obligations to repurchase goods sold or distributed; (vii) all obligations of such Person in respect of Interest Rate Agreements and Currency Agreements; (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee; and (ix) all obligations of the type referred to in clauses (i) through (viii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; provided, however, that Indebtedness shall not include trade accounts payable arising in the ordinary course of business. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Stock, such fair market value to be determined in good faith by the Board of Directors. The amount of Indebtedness of any Person at any date shall be, with respect to unconditional obligations, the outstanding balance at such date of all such obligations as described above and, with respect to any contingent obligations (other than pursuant to clause (vi) above, which shall be included to the extent reflected on the balance sheet of such Person in accordance with GAAP) at such date, the maximum liability determined by such Person's board of directors, in good faith, as, in light of the facts and circumstances existing at the time, reasonably likely to be Incurred upon the occurrence of the contingency giving rise to such obligation.

                 "Indenture" means this Indenture as amended or supplemented from time to time in accordance with the applicable provisions hereunder.

                 "Initial Securities" means the 10 1/2% Senior Notes Due 2006 issued by the Company under this Indenture on or about the date of this Indenture.

                 "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                 "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

                 "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates to or under which the Company or any of its Restricted Subsidiaries is a party or beneficiary on the Issue Date or becomes a party or beneficiary thereunder.

                 "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any other investment in any other Person, or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or assets issued or owned by any other Person (whether by merger, consolidation, amalgamation, sale of assets or otherwise). For purposes of the definition of "Unrestricted Subsidiary" and the provisions set forth in Section 3.3, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith. For purposes of determining the aggregate amount of Investments in Controlled Non-Subsidiary Investments, the amount of such Investments shall be reduced by an amount equal to the net payments of interest on Indebtedness, dividends, repayments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from any Person in whom a Controlled Non-Subsidiary Investment has been made, not to exceed in the case of any Controlled Non-Subsidiary Investment the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person.

                 "Investment Grade" means, with respect to the Securities, a rating of Baa3 or higher by Moody's together with a rating of BBB- or higher by S&P, provided that neither of such entities shall have announced or informed the Company that it is reviewing the rating of the Securities in light of downgrading the rating thereof.

                 "Issue Date" means the date on which the Initial Securities are originally issued under this Indenture.

                 "Lien" means any mortgage, lien, pledge, charge, or other security interest or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

                 "Line of Business" means the ownership, acquisition, development, construction, improvement and operation of Facilities.

                 "Moody's" means Moody's Investors Service, Inc. and its successors.

                 "Net Available Cash" means, with respect to any Asset Sale, the cash or cash equivalent payments received by the Company or a Subsidiary in connection with such Asset Sale (including any cash received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as or when received and also including the proceeds of other property received when converted to cash or cash equivalents) net of the sum of, without duplication, (i) all reasonable legal, title and recording tax expenses, reasonable commissions, and other reasonable fees and expenses incurred directly relating to such Asset Sale, (ii) all local, state, federal and foreign taxes required to be paid or accrued as a liability by the Company or any of its Restricted Subsidiaries as a consequence of such Asset Sale, (iii) payments made to repay Indebtedness which is secured by any assets subject to such Asset Sale in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or by applicable law, be repaid out of the proceeds from such Asset Sale and (iv) all distributions required by any contract entered into other than in contemplation of such Asset Sale to be paid to any holder of a minority equity interest in such Restricted Subsidiary as a result of such Asset Sale, so long as such distributions do not exceed such minority holder's pro rata portion (based on such minority holder's proportionate equity interest) of the cash or cash equivalent payments described above, net of the amounts set forth in clauses
(i)-(iii) above.

                 "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock by any Person, the cash proceeds to such Person of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultancy and other fees actually incurred by such Person in connection with such issuance or sale and net of taxes paid or payable by such Person as a result thereof.

                 "Non-Convertible Capital Stock" means, with respect to any corporation, any Capital Stock of such corporation which is not convertible into another security other than non-convertible common stock of such corporation; provided, however, that NonConvertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

                 "Non-U.S. Person" means a person who is not a U.S. Person as that term is defined in Regulation S.

                 "Non-Recourse Debt" means Indebtedness of the Company or any Restricted Subsidiary that is Incurred to acquire, construct or develop a Facility provided that such Indebtedness is without recourse to the Company or any Restricted Subsidiary or to any assets of the Company or any such Restricted Subsidiary other than such Facility and the income from and proceeds of such Facility.

                 "Offering" means the offering and sale of the Initial Securities pursuant to the Placement Agreement dated May 13, 1996 among the Company, Morgan Stanley & Co. Incorporated, CS First Boston Corporation, Goldman, Sachs & Co. and Scotia Capital Markets (USA) Inc.

                 "Officer" means the Chairman, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary or the Controller of the Company.

                 "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the President, the Treasurer or a Vice President of the Company. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

                 "Operating Lease Obligations" means any obligation of the Company and its Restricted Subsidiaries on a Consolidated basis incurred or assumed under or in connection with any lease of real or personal property which, in accordance with GAAP, is not required to be classified and accounted for as a capital lease.

                 "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel, if so acceptable, may be an employee of or counsel to the Company or the Trustee. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

                 "Parent" means Electrowatt Ltd, a Swiss corporation, and any subsidiary thereof holding Voting Shares of the Company.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                 "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                 "Principal" of a Security means the principal of the Security plus, if applicable, the premium on the Security.

                 "Private Placement Legend" means the legend set forth on the Initial Securities in the form set forth in Section 2.1(c).

                 "Public Equity Offering" means an underwritten primary public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act.

                 "Public Market" shall be deemed to have occurred if (x) a Public Equity Offering has been consummated and (y) at least 25% (for purposes of the definition of "Change of Control") or 15% (for purposes of paragraph 5 of the Securities attached hereto) of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

                 "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

                 "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended.

                 "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A.

                 "Rating Agencies" is defined to mean S&P and Moody's.

                 "Rating Category" is defined to mean (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories) and (ii) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories). In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - - for S&P; 1, 2 and 3 for Moody's) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

                 "Rating Decline" is defined to mean the occurrence of (i) or
(ii) below on, or within 90 days after, the earliest of (A) the Company having become aware that a Change of Control has occurred, (B) the date of public notice of the occurrence of a Change of Control or (C) the date of public notice of the intention by Parent or the Company to approve, recommend or enter into, any transaction which, if consummated, would result in a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration or possible downgrade by either of the Rating Agencies), (i) a decrease of the rating of the Securities by either Rating Agency by one or more rating gradations or (ii) the Company shall fail to promptly advise the Rating Agencies, in writing, of such occurrence or any subsequent material developments or shall fail to use its best efforts to obtain, from at least one Rating Agency, a written, publicly announced affirmation of its rating of the Securities, stating that it is not downgrading, and is not considering downgrading, the Securities.

                 "Redeemable Stock" means any class or series of Capital
Stock of any Person that (a) by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise is, or upon the happening of an event or passage of time would be, required to be redeemed (in whole or in part) on or prior to the first anniversary of the Stated Maturity of the Securities, (b) is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities (other than on a Change of Control or Asset Sale, provided that such Change of Control or Asset Sale shall not yet have occurred) or (c) is convertible into or exchangeable for Capital Stock referred to in clause (a) or clause (b) above or debt securities at any time prior to the first anniversary of the Stated Maturity of the Securities.

                 "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness of the Company or a Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) if the Indebtedness being refinanced is contractually subordinated in right of payment to the Securities, the Refinancing Indebtedness shall be contractually subordinated in right of payment to the Securities to at least the same extent as the Indebtedness being refinanced, (ii) if the Indebtedness being refinanced is Non-Recourse Debt, such Refinancing Indebtedness shall be Non-Recourse Debt, (iii) the Refinancing

Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refinanced or (b) after the Stated Maturity of the Securities, (iv) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (v) such Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium, swap breakage and defeasance costs) under the Indebtedness being refinanced; and provided, further, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary of the Company that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

                 "Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 13, 1996, by and among the Company, Morgan Stanley & Co. Incorporated, CS First Boston Corporation, Goldman, Sachs & Co. and Scotia Capital Markets (USA) Inc.

                 "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement.

                 "Regulation S" means Regulation S under the Securities Act.

                 "Related Assets" means electric power plants that, on the Issue Date, produce electricity solely by utilizing steam from steam fields owned and operated by a Restricted Subsidiary that is a Wholly Owned Subsidiary on the Issue Date.

                 "Related Asset Indebtedness" means Non-Recourse Debt of a Restricted Subsidiary that is a Wholly Owned Subsidiary on the Issue Date, the proceeds of which are used by such Restricted Subsidiary to finance the acquisition of Related Assets by such Restricted Subsidiary; provided, however, that (i) such Related Asset Indebtedness is Incurred contemporaneously with a Refinancing of all of the Non-Recourse Debt of such Restricted Subsidiary then outstanding and (ii) the principal amount of such Related Asset Indebtedness shall not exceed the purchase price of the Related Assets plus reasonable out-of-pocket transaction costs and expenses of the Company and its Restricted Subsidiaries required to acquire, or finance the acquisition of, such Related Assets.

                 "Restricted Subsidiary" means any Subsidiary of the Company that is not designated an Unrestricted Subsidiary by the Board of Directors.

                 "Rule 144A" means Rule 144A under the Securities Act.

                 "S&P" means Standard and Poor's Corporation and its successors.

                 "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a Person and leases it back from such Person, other than leases for a term of not more than 36 months or between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities" means the Initial Securities and the Exchange Securities that are issued under and pursuant to the terms of this Indenture, as amended or supplemented from time to time. For purposes of this Indenture, all Initial Securities and Exchange Securities shall be treated as a single class and shall vote together as one series of Securities under this Indenture.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time.

                 "Senior Indebtedness" means (i) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not post-filing interest is allowed in such proceeding), whether existing on the Issue Date or thereafter Incurred, in respect of (A) Indebtedness of the Company for money borrowed and
(B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable; (ii) all Capitalized Lease Obligations of the Company; (iii) all obligations of the Company (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under Interest Rate Agreements and Currency Agreements entered into in respect of any obligations described in clauses (i) and (ii) or (C) issued or assumed as the deferred purchase price of property, and all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement; (iv) all guarantees of the Company with respect to obligations of other persons of the type referred to in clauses (ii) and (iii) and with respect to the payment of dividends of other Persons; and (v) all obligations of the Company consisting of modifications, renewals, extensions, replacements and refundings of any obligations described in clauses (i), (ii), (iii) or (iv); unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinated in right of payment to the Securities, or any other Indebtedness or obligation of the Company; provided, however, that Senior Indebtedness shall not be deemed to include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes or (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities).

                 "Significant Subsidiary" means any Subsidiary (other than an Unrestricted Subsidiary) that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulations S-X promulgated by the SEC.

                 "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

                 "STC" means Shawmut Trust Company, a New York chartered trust company with its principal place of business at 14 Wall Street, 8th Floor, Window No. 2, New York, New York 10005.

                 "Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is contractually subordinated or junior in right of payment to the Securities or any other Indebtedness of the Company.

                 "Subsidiary" means, as applied to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Voting Shares or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb) as in effect on the date first above written.

                 "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

                 "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters or to whom any corporate trust matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                 "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                 "Unrelated Business" means any business other than the Line of Business.

                 "Unrestricted Subsidiary" means (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary that is not a Subsidiary of the Subsidiary to be so designated; provided, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted pursuant to Section 3.3. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness pursuant to Section 3.4(a) and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions; provided, however, that the failure to so file such resolution and/or Officers' Certificate with the Trustee shall not impair or affect the validity of such designation.

                 "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable before the maturity thereof.

                 "Voting Shares," with respect to any corporation, means the Capital Stock having the general voting power under ordinary circumstances to elect at least a majority of the board of directors (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                 "Wholly Owned Subsidiary" means a Subsidiary (other than an Unrestricted Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                 "Working Capital Credit Agreement" means the Line of Credit Note, dated as of June 4, 1993, between the Company and The Bank of California, N.A., as amended, refinanced, renewed or extended from time to time.

SECTION 1.2 Other Definitions.

TERM                                                          DEFINED IN SECTION
- ----                                                          ------------------

"Application Period"  . . . . . . . . . . . . . . . . . . . . . . .   3.12
"Asset Sale Offer"  . . . . . . . . . . . . . . . . . . . . . . . .   3.12
"Asset Sale Offer Amount" . . . . . . . . . . . . . . . . . . . . .   3.12
"Asset Sale Purchase Date"  . . . . . . . . . . . . . . . . . . . .   3.12
"Bankruptcy Law"  . . . . . . . . . . . . . . . . . . . . . . . . .   5.1
"Change of Control Offer" . . . . . . . . . . . . . . . . . . . . .   3.8
"Change of Control Purchase Date" . . . . . . . . . . . . . . . . .   3.8
"Custodian" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.1
"Event of Default"  . . . . . . . . . . . . . . . . . . . . . . . .   5.1
"Global Notes"  . . . . . . . . . . . . . . . . . . . . . . . . . .   2.1(b)
"Legal Holiday" . . . . . . . . . . . . . . . . . . . . . . . . . .  10.7
"Notice of Default" . . . . . . . . . . . . . . . . . . . . . . . .   5.1
"Offer Period"  . . . . . . . . . . . . . . . . . . . . . . . . . .   3.12

"Offshore Global Note"  . . . . . . . . . . . . . . . . . . . . . .   2.1(b)
"Offshore Notes Exchange Date"  . . . . . . . . . . . . . . . . . .   2.1(b)
"Offshore Physical Notes" . . . . . . . . . . . . . . . . . . . . .   2.1(b)
"Paying Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . .   2.3
"Permanent Offshore Globe Note" . . . . . . . . . . . . . . . . . .   2.1(b)
"Physical Notes"  . . . . . . . . . . . . . . . . . . . . . . . . .   2.1(b)
"Registrar" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.3
"Restricted Payment"  . . . . . . . . . . . . . . . . . . . . . . .   3.3(a)
"Successor Corporation" . . . . . . . . . . . . . . . . . . . . . .   4.1(i)
"Temporary Offshore Global Note"  . . . . . . . . . . . . . . . . .   2.1(b)
"U.S. Global Note"  . . . . . . . . . . . . . . . . . . . . . . . .   2.1(b)
"U.S. Physical Notes" . . . . . . . . . . . . . . . . . . . . . . .   2.1(b)

SECTION 1.3   Incorporation by Reference of
              Trust Indenture Act.

              Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

              The following TIA terms used in this Indenture have the following meanings:

              "Commission" means the SEC;

              "indenture securities" means the Securities;

              "indenture security holder" means a Holder or Securityholder;

              "indenture to be qualified" means this Indenture;

              "indenture trustee" or "institutional trustee" means the Trustee;
               and

              "obligor" on the indenture securities means the Company.

              All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them.

SECTION 1.4 Rules of Construction.

            Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) generally accepted accounting principles" means, and any accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with, GAAP;

                  (c) " or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) provisions apply to successive events and transactions;

                  (f) "including" means including, without limitation;

                  (g) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

                  (h) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with generally accepted accounting principles and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

                  (i) the principal amount (if any) of any Preferred Stock shall be the greatest of (i) the stated value, (ii) the redemption price or
         (iii) the liquidation preference of such Preferred Stock.

                                   ARTICLE II

                                 THE SECURITIES

SECTION 2.1 Form and Dating.

                          (a) The Initial Securities and the Trustee's
certificate of authentication shall be substantially in the form of Exhibit A annexed hereto, which is part of this Indenture. The Exchange Securities and the Trustee's certificate of authorization shall be substantially in the form of Exhibit B annexed hereto, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

                 The terms and provisions contained in the forms of Securities annexed hereto as Exhibit A and Exhibit B shall constitute, and are expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                          (b) Securities offered and sold in reliance on Rule
144A shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the form as above recited (the "U.S. Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                 Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Securities in registered form substantially in the form as above recited (the "Temporary Offshore Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time beginning 40 days after the later of the commencement of the offering and the closing in connection with the Initial Securities (the "Offshore Notes Exchange Date"), upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit C hereto, one or more permanent global Notes in registered form substantially in the form as above recited (the "Permanent Offshore Global Note" and, together with the Temporary Offshore Global Note, the "Offshore Global Note") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Note in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Note transferred.

                 Securities offered and sold in reliance on Regulation D under the Securities Act shall be issued in the form of permanent certificated Securities in registered form in substantially the form as above recited (the "U.S. Physical Notes"). Securities issued pursuant to Section 2.7 in exchange for interests in the Offshore Global Note shall be in the form of permanent certificated Securities in registered form substantially in the form as above recited (the "Offshore Physical Notes").

                 The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Note and the Offshore Global Note are sometimes referred to as the "Global Notes."

                 The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                          (c) Unless and until an Initial Security is exchanged
for an Exchange Security in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the U.S. Global Note, Temporary Offshore Global Note and each U.S. Physical Note shall bear the following legend on the face thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTI-

         TUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR
         (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY OR THE LAST DATE ON WHICH THIS SECURITY WAS HELD BY AN AFFILIATE OF THE COMPANY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT PRIOR TO SUCH TRANSFER, FURNISHED TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY OR THE LAST DATE ON WHICH THIS SECURITY WAS HELD BY AN AFFILIATE OF THE COMPANY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH HEREIN RELATING TO THE MANNER OF SUCH

         TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                 Each Global Note, whether or not an Exchange Note, shall bear the following legend on the face thereof:

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.8 OF THE INDENTURE.

SECTION 2.2 Execution and Authentication.

                 Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                 If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

                 A Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee shall authenticate (i) Initial Securities for original issue in an aggregate principal amount of $180,000,000 and (ii) Exchange Securities for issue only in exchange pursuant to the Registration Rights Agreement, for a like principal amount of Initial Securities, in each case, upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $180,000,000 except as provided in Section 2.9.

                 The Trustee shall initially act as authenticating agent and may subsequently appoint another Person acceptable to the Company as authenticating agent to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company. Provided that the authentication agent has entered into an agreement with the Company concerning the authentication agent's duties, the Trustee shall not be liable for any act or any failure of the authenticating agent to perform any duty either required herein or authorized herein to be performed by such person in accordance with this Indenture.

                 The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.3 Registrar and Paying Agent.

                 The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any co-registrar.

                 The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall promptly notify the Trustee of the name and address of any such agent and any change in the address of such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 6.7. The Company or any Subsidiary or Affiliate of the Company may act as Paying Agent, Registrar, co-registrar or transfer agent.

                 The Company initially appoints the Trustee as Registrar and Paying Agent, and STC as an additional paying agent and co-registrar, in connection with the Securities.

SECTION 2.4 Paying Agent To Hold Money in Trust.

                 On or prior to 11:00 a.m., eastern standard time, on each due date of the principal and interest on any Security (including any redemption date fixed under the terms of such Security or this Indenture) the Company shall deposit with the Paying Agent a sum of money, in immediately available funds, sufficient to pay such principal and interest in funds available when such becomes due. The Company shall require each Paying Agent (other than the Trustee and STC) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities) and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary or an affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the

Securityholders. If the Company defaults in its obligation to deposit funds for the payment of principal and interest the Trustee may, during the continuation of such default, require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent (other than the Company or a Subsidiary or Affiliate of the Company) shall have no further liability for the money delivered to the Trustee.

SECTION 2.5 Securityholder Lists.

                 The Trustee shall preserve in as current a form as reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.6 Transfer and Exchange.

                          (a) The Securities shall be transferable only upon the
surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met (and the Registrar shall be entitled to assume such requirements have been met unless it receives written notice to the contrary), the requirements of Section 2.7 or
Section 2.8 of this Indenture, if applicable, are met and, if so required by the Trustee or the Company, if the Security presented is accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Company, duly executed by the registered owner or by his or her attorney duly authorized in writing. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations (including on exchange of Initial Securities for Exchange Securities), the Registrar shall make the exchange as requested if the same requirements are met; provided that no exchanges of Initial Securities for Exchange Securities shall occur until a Registration Statement shall have been declared effective by the SEC and that any Initial Securities that are exchanged for Exchange Securities shall be cancelled by the Trustee. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the

Registrar's or co-registrar's request. The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

                  No service charge shall be made for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange pursuant to Section 2.12 or 8.5 of this Indenture).

                 The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

                 Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

SECTION 2.7      Book-Entry Provisions for U.S. Global Note and Offshore
                 Global Note.

                          (a) The U.S. Global Note and Offshore Global Note
initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.1(c).

                 Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any U.S. Global Note or Offshore Global Note, as the case may be, held on their behalf by the Depositary, or the Trustee as its custodian, or under the U.S. Global Note or Offshore Global Note, as the case may be, and the Depositary may be treated by the

Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such U.S. Global Note or Offshore Global Note, as the case may be, for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

                          (b) Transfers of the U.S. Global Note and the Offshore
Global Note shall be limited to transfers of such U.S. Global Note or Offshore Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in the U.S. Global Note and the Offshore Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.8 hereof. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, as the case may be, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Note or the Offshore Global Note, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the registrar has received a request from the Depositary.

                          (c) Any beneficial interest in one of the Global Notes
that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                          (d) In connection with any transfer of a beneficial
interest in the U.S. to a transferee receiving U.S. Physical Notes pursuant to paragraph (b) of this Section 2.7, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                          (e) In connection with the transfer of the entire U.S.
Global Note or Offshore Global Note to beneficial owners pursuant to paragraph
(b) of this Section 2.7, the U.S. Global Note or Offshore Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Note or Offshore Global Note, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

                          (f) Any U.S. Physical Note delivered in exchange for
an interest in the U.S. Global Note pursuant to paragraph (b) or (d) of this
Section 2.7 shall, except as otherwise provided by paragraph (f) of Section 2.8, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 2.1(c).

                          (g) Any Offshore Physical Note delivered in exchange
for an interest in the Offshore Global Note pursuant to paragraph (b) of this
Section 2.7 shall, except as otherwise provided by paragraph (f) of Section 2.8, bear the legend regarding transfer restrictions applicable to the Offshore Physical Note set forth in Section 2.1(c).

                          (h) The registered holder of the U.S. Global Note and
the Offshore Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which such holder is entitled to take under this Indenture or the Securities.

SECTION 2.8 Special Transfer Provisions.

                 Unless and until an Initial Security is exchanged for an Exchange Note, or the Initial Securities are registered for sale in connection with an effective Registration pursuant to the Registration Rights Agreement, the following provisions shall apply:

                          (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to any Institutional Accredited Investor which is not a QIB (excluding transfers to or by Non-U.S. Persons):

                                  (i) The Registrar shall register the transfer
                 of any Initial Security, whether or not such Initial Security bears the Private Placement Legend, if (x) the requested transfer is at least three years after the later of the original Issue Date of the Initial Securities and the last date on which such Initial Security was held by an affiliate of the Company or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit D hereto and (B) if the aggregate principal amount of the Initial Securities being transferred is less than $250,000 at the time of such transfer, an opinion of counsel acceptable to the Company and the Registrar that such transfer is in compliance with the Securities Act.

                                  (ii) If the proposed transferor is an Agent
                 Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to a QIB (excluding transfers to or by Non-U.S. Persons):

                                  (i) If the Note to be transferred consists of
                 U.S. Physical Notes or an interest in the Temporary Offshore Global Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Initial Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                                  (ii) If the proposed transferee is an Agent
                 Member, and the Initial Security to be transferred consists of U.S. Physical Notes or an interest in the Temporary Offshore Global Note, upon receipt by the registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the U.S. Physical Note or the interest in the Temporary Offshore Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note or decrease the amount of the Temporary Offshore Global Note so transferred.

                          (c) Transfers of Interest in the Temporary
         Offshore Global Note. The following provisions shall apply with respect to registration of any proposed transfer of interests in the Temporary Offshore Global Note:

                                  (i) The Registrar shall register the transfer
                 of any Initial Security (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Initial Security stating, or has otherwise advised the Company and Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Initial Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule

                 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                                  (ii) If the proposed transferee is an Agent
                 Member, upon receipt by the registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the Temporary Offshore Global Note to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Note so transferred.

                          (d) Transfers of Interests in the Permanent
         Offshore Global Note or Offshore Physical Note. The Registrar shall register the transfer of any interests in the Permanent Offshore Global Note or Offshore Physical Notes without requiring any additional certification.

                          (e) Transfers to Non-U.S. Persons at any Time. The following provisions shall apply with respect to any transfer of an Initial Security to a Non-U.S. Person:

                                  (i) Prior to the 40th day after the later of
                 the commencement of the offering and the closing date in connection with the Initial Securities, the Registrar shall register any proposed transfer of an Initial Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit E hereto from the proposed transferor.

                                  (ii) On and after the 40th day after the later
                 of the commencement of the offering and the closing date in connection with the Initial Securities, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Initial Securities to be transferred is a U.S. Physical Note or an interest in the U.S.

                 Global Note, upon receipt of a certificate substantially in the form of Exhibit E from the proposed transferor.

                                  (iii) (a) If the proposed transferor is an
                 Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the registrar of (x) documents, if any, required by paragraph (ii) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Note in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Note.

                          (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the circumstances contemplated by the second paragraph of
         Section 2.1(b) or paragraphs (a)(i)(x) or (e)(ii) of this Section 2.8 exist or (ii) there is delivered to the Registrar an opinion of counsel reasonably satisfactory to the Company and the Registrar to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                          (g) General. By its acceptance of any Security bearing the Private Placement Legend, each holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. In connection with any transfer of Securities, each holder agrees by its acceptance of the Initial Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

                 The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.7 hereof or this
Section 2.8. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.9 Replacement Securities.

                 If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken and the Holder furnishes to the Company and the Trustee evidence to their satisfaction of such loss, destruction or wrongful taking, the Company shall issue and the Trustee shall, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met (and the Registrar shall be entitled to assume such requirements have been met unless it receives written notice to the contrary) and if there is delivered to the Company and the Trustee such security or indemnity as may be required to save each of them harmless, satisfactory to the Company or the Trustee, as the case may be. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                 Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

SECTION 2.10 Outstanding Securities.

                 The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

                 If a Security is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                 If all the principal and interest on any Securities are considered paid under Section 3.1, such Securities cease to be outstanding under this Indenture and interest on such Securities shall cease to accrue.

                 If the Paying Agent (other than the Company or a Subsidiary or an Affiliate of the Company) holds in accordance with this Indenture on a redemption date or maturity date money sufficient to pay all principal and interest due on that date then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue (unless there shall be a default in such payment).

                 If a Security is called for redemption, the Company and the Trustee need not treat the Security as outstanding in determining whether Holders of the required principal amount of Securities have concurred in any direction, waiver or consent.

                 Subject to Section 2.11, a Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security.

SECTION 2.11 Determination of Holders' Action.

                 In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, waiver or consent, Securities owned by or pledged to the Company, any other obligor upon the Securities or any Affiliate of the Company, or such other obligor shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned or pledged shall be so disregarded.

SECTION 2.12 Temporary Securities.

                 Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon the written order of the Company signed by two Officers, shall authenticate definitive Securities in exchange for temporary Securities; provided, however, that if all Initial Securities are exchanged for Exchange Securities represented by one or more Global Notes, the Global Notes may remain in temporary form until such Global Notes are exchanged for Physical Notes pursuant to Section 2.7(b). Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.13  Cancellation.

                 The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall destroy the same or otherwise dispose of canceled Securities as the Company directs by written order signed by two Officers. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.14 Defaulted Interest.

                 If the Company defaults in a payment of interest on the Securities, it shall pay defaulted interest, plus any interest payable on the defaulted interest to the extent permitted by law, in any lawful manner. It may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date which date shall be at least five Business Days prior to the payment date. The Company shall fix the special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Securityholders a notice that states the special record date, payment date and amount of interest to be paid.

                                   ARTICLE III

                                    COVENANTS

SECTION 3.1 Payment of Securities.

                 The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful. Principal and interest shall be considered paid on the date due (including a redemption date) if the Trustee or the Paying Agent (other than the Company or a Subsidiary or an Affiliate of the Company) has received from or on behalf of the Company on or prior to 11:00 a.m., eastern standard time, on that date, in immediately available funds, money sufficient to pay all principal and interest then due.

SECTION 3.2 Maintenance of Office or Agency.

                 The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.2 of this Indenture.

                 The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 The Company hereby initially designates the office of STC in the Borough of Manhattan, the City of New York, as such office of the Company in accordance with Section 2.3.

SECTION 3.3 Limitation on Restricted Payments.

                 (a) So long as any of the Securities are outstanding, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend on or make any distribution or similar payment of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Non-Convertible Capital Stock or rights to acquire its Non-Convertible Capital Stock and dividends or distributions payable solely to the Company or a Restricted Subsidiary and other than pro rata dividends paid by a Subsidiary with respect to a series or class of its Capital Stock the majority of which is held by the Company or a Wholly Owned Subsidiary that is not a Foreign Subsidiary), (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or of any direct or indirect parent of the Company, or, with respect to the Company, exercise any option to exchange any Capital Stock that by its terms is exchangeable solely at the option of the Company (other than into Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity or scheduled repayment thereof or scheduled sinking fund payment thereon, any Subordinated Indebtedness (other than the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment, other than a Controlled Non-Subsidiary Investment or a payment described in clause (vi) of the second sentence of Section 3.11, in any Unrestricted Subsidiary or any Affiliate of the Company other than a Restricted Subsidiary or a Person which will become a Restricted Subsidiary as a result of any such Investment (each such payment described in clauses (i)-(iv) of this paragraph, a "Restricted Payment"), unless at the time of and after giving effect to the proposed Restricted Payment:

                          (1) no Default or Event of Default shall have occurred
and be continuing (or would result therefrom);

                          (2) the Company would be permitted to Incur an
additional $1 of Indebtedness pursuant to the provisions of Section 3.4(a); and

                          (3) the aggregate amount of all such Restricted
Payments subsequent to the Issue Date shall not exceed the sum of:

                 (A) 50% of aggregate Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 1994 to the end of the most recent fiscal quarter for which financial statements are available (or if such Consolidated Net Income is a deficit, minus 100% of such deficit), and minus 100% of the amount of any write-downs, write-offs, other negative reevaluations and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period;

                 (B) if the Securities are Investment Grade immediately following the Restricted Payment in connection with which this calculation is made, an additional 25% of Consolidated Net Income for any period of one or more consecutive completed fiscal quarters ending with the last fiscal quarter completed prior to the date of such Restricted Payment during which the Securities were Investment Grade for the entire period;

                 (C) the aggregate Net Cash Proceeds received by the Company after January 1, 1994 from the sale of Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company to any person other than the Company, any of its Subsidiaries or an employee stock ownership plan;

                 (D) the amount by which the principal amount of, and any accrued interest on, Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's Consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or any Restricted Subsidiary converted or exchanged for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or the value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

                 (E) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Unrestricted Subsidiary the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and

                 (F) $5 million.

                 (b) The failure to satisfy the conditions set forth in clauses
(2) and (3) of Subsection 3.3(a) shall not prohibit any of the following as long as the condition set forth in clause (1) of Subsection 3.3(a) is satisfied (except as set forth below):

                          (i) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Subsection 3.3(a); provided, however, that following the occurrence of Public Market, notwithstanding clause (1) of Section 3.3(a), the occurrence or existence of a Default at the time of payment shall not prohibit the payment of such dividends;

                          (ii) any purchase, redemption, defeasance, or other acquisition or retirement for value of Capital Stock or Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other than stock issued or sold to a Subsidiary or to an employee stock ownership plan), provided, however, that notwithstanding clause (1) of Subsection 3.3(a), the occurrence or existence of a Default or Event of Default shall not prohibit, for purposes of this Section, the making of such purchase, redemption, defeasance or other acquisition or retirement, and provided, further such purchase, redemption, defeasance or other acquisition or retirement shall not be included in the calculation of Restricted Payments made for purposes of clause (3) of Subsection 3.3(a) and provided, further, that the Net Cash Proceeds from such sale shall be excluded from sub-clause (C) of clause (3) of Subsection 3.3(a);

                          (iii) any purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of for cash (other than to a Subsidiary), new Indebtedness of the Company, (A) such new Indebtedness shall be contractually subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being so redeemed, repurchased, defeased, acquired or retired, (B) if the Indebtedness being purchased, redeemed, defeased or acquired or retired for value is Non-Recourse Debt, such new Indebtedness shall be Non-Recourse Debt,
         (C) such new Indebtedness has a Stated Maturity either (1) no earlier than the Stated Maturity of the Indebtedness redeemed, repurchased, defeased, acquired or retired or (2) after the Stated Maturity of the Securities and (D) such Indebtedness has an Average Life equal to or greater than the Average Life of the Indebtedness redeemed, repurchased, defeased, acquired or retired, and provided, further, that such purchase, redemption, defeasance or other acquisition or retirement shall not be included in the calculation of Restricted Payments made for purposes of clause (3) of Subsection 3.3(a);

                          (iv) any purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness upon a Change of Control or an Asset Sale to the extent required by the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, but only if the Company (A) in the case of a Change of Control, has made an offer to repurchase the Securities as described under Section 3.8 or (B) in the case of an Asset Sale, has applied the Net Available Cash from such Asset Sale in accordance with the provisions described under Section 3.12; and

                          (v) dividends paid to Parent in any fiscal year not in excess of the lesser of (A) the sum of (1) $300,000 plus (2) 10% of the Company's paid-in capital paid by Parent and (B) $1,050,000.

SECTION 3.4 Limitation on Incurrence of Indebtedness.

                 (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness, except that the Company may Incur Indebtedness if, after giving effect thereto, the Consolidated Coverage Ratio would be greater than 2:1.

                 (b) Notwithstanding the foregoing, this Section shall not limit the ability of the Company or any Restricted Subsidiary to Incur the following
Indebtedness:

                          (i) Refinancing Indebtedness (except with respect to Indebtedness referred to in clause (ii), (iii) or (iv) below);

                          (ii) in addition to any Indebtedness otherwise permitted to be Incurred hereunder, Indebtedness of the Company at any one time outstanding in an aggregate principal amount not to exceed $5,000,000 and provided that the proceeds of such Indebtedness shall not be used for the purpose of making any Restricted Payments pursuant to clause (i) or (ii) of Section 3.3(a);

                          (iii) Indebtedness of the Company which is owed to and held by a Wholly Owned Subsidiary and Indebtedness of a Wholly Owned Subsidiary which is owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company or by a Wholly Owned Subsidiary, as the case may be;

                          (iv) Indebtedness of the Company under the Bank Credit Agreement which, when taken together with the aggregate amount of Indebtedness Incurred pursuant to clause (viii) of this subsection, is not in excess of $50,000,000, and Indebtedness of the Company under the Working Capital Credit Agreement not in excess of $5,000,000;

                          (v) Acquired Indebtedness; provided,
         however, that the Company would have been able to Incur such Indebtedness at the time of the Incurrence thereof pursuant to Section 3.4(a);

                          (vi) Indebtedness of the Company or a Restricted Subsidiary outstanding on the Issue Date (other than Indebtedness referred to in clause (iv) above and Indebtedness being repaid or retired with the proceeds of the Offering);

                          (vii) Non-Recourse Debt of a Restricted Subsidiary (other than a Restricted Subsidiary existing on the Issue Date), the proceeds of which are used to acquire, develop, improve or construct a new Facility of such Restricted Subsidiary;

                          (viii) guarantees by the Company of Indebtedness of Restricted Subsidiaries which, but for such guarantees, would be permitted to be Incurred pursuant to clause (vii) of this Section 3.4(b), provided that the aggregate principal amount of Indebtedness Incurred pursuant to this clause (viii), when taken together with outstanding Indebtedness Incurred under the Bank Credit Agreement pursuant to clause (iv) of this Section 3.4(b), is not in excess of $50,000,000;

                          (ix) Related Asset Indebtedness, provided that at the time of the Incurrence thereof, giving pro forma effect to the Incurrence thereof, Moody's and S&P shall have affirmed their respective ratings of the Securities in effect prior to the Incurrence of such Related Asset Indebtedness; and

                          (x)  the Securities.

                 (c) Notwithstanding Sections 3.4(a) and (b), the Company shall not Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Indebtedness unless such repayment, prepayment, redemption, defeasance, retirement, refunding or refinancing is not prohibited by Section
3.3 or unless such Indebtedness shall be contractually subordinated to the Securities at least to the same extent as such Subordinated Indebtedness.

SECTION 3.5 Limitation on Payment Restrictions Affecting Subsidiaries.

                 The Company shall not, and shall not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends to or make any other distributions on its Capital Stock, or pay any Indebtedness or other obligations owed to the Company or any other Restricted Subsidiary, (ii) make any Investments in the Company or any other Restricted Subsidiary or (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary; provided, however, that the foregoing shall not apply to:

                 (a) any encumbrance or restriction existing pursuant to this Indenture or any other agreement or instrument as in effect or entered into on the Issue Date;

                 (b) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Acquired Indebtedness; provided, however, that such encumbrance or restriction was not Incurred in connection with or in contemplation of such Subsidiary becoming a Subsidiary;

                 (c) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness referred to in clause (a) or (b) above or contained in any amendment or modification with respect to such Indebtedness; provided, however, that the encumbrances and restrictions contained in any such agreement, amendment or modification are no less favorable in any material respect with respect to the matters referred to in clauses (i),
(ii) and (iii) above than the encumbrances and restrictions with respect to the Indebtedness being refinanced, amended or modified;

                 (d) in the case of clause (iii) above, customary non-assignment provisions of (A) any leases governing a leasehold interest, (B) any supply, license or other agreement entered into in the ordinary course of business of the Company or any Subsidiary or (C) any security agreement relating to a Lien permitted by Section 3.7(l), that, in the reasonable determination of the President or Chief Financial Officer of the Company (x) is required in order to obtain such financing referred to in Section 3.7(l) and (y) is customary for such financings;

                 (e) any restrictions with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition;

                 (f) any encumbrance imposed pursuant to the terms of Indebtedness incurred pursuant to Section 3.4(b)(vii), provided that such encumbrance in the written opinion of the President or Chief Financial Officer of the Company, (x) is required in order to obtain such financing, (y) is customary for such financings and (z) applies only to the assets of or revenues of the applicable Facility; or

                 (g) any encumbrance or restriction existing by reason of applicable law.

SECTION 3.6 Limitation on Sale/Leaseback Transactions.

                 The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction unless (i) the Company or such Subsidiary would be entitled to create a Lien on such property securing Indebtedness in an amount equal to the Attributable Debt with respect to such transaction without equally and ratably securing the Securities pursuant to
Section 3.7 or (ii) the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors) of such property and the Company or such Subsidiary shall apply or cause to be applied an amount in cash equal to the net proceeds of such sale to the retirement, within 30 days of the effective date of any such arrangement, of Senior Indebtedness or Indebtedness of a Restricted Subsidiary; provided, however, that in addition to the transactions permitted pursuant to the foregoing clauses (i) and (ii), the Company or any Restricted Subsidiary may enter into a Sale/Leaseback Transaction as long as the sum of (x) the Attributable Debt with respect to such Sale/Leaseback Transaction and all other Sale/Leaseback Transactions entered into pursuant to this proviso, plus (y) the amount of outstanding Indebtedness secured by Liens Incurred pursuant to the final proviso to Section 3.7, does not exceed 10% of Consolidated Net Tangible Assets as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements are available; and provided, further, that a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date may enter into a Sale/Leaseback Transaction with respect to property owned by such Restricted Subsidiary, the proceeds of which are used to acquire, develop, construct, or repay (within 365 days of the commencement of commercial operation of such Facility) Indebtedness Incurred to acquire, develop or construct, a new Facility of such Restricted Subsidiary, as long as neither the Company nor any other Restricted Subsidiary shall have any obligation or liability in connection therewith.

SECTION 3.7 Limitation on Liens.

                 The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties (including, without limitation, Capital Stock), whether owned at the date of such Indenture or thereafter acquired, other than (a) pledges or deposits made by such Person under workers' compensation, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for payment of Indebtedness) or leases to which such Person is a party, or deposits to secure statutory or regulatory obligations of such Person or deposits of cash of United States Government bonds to secure surety, appeal or performance bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens, in each case, arising in the ordinary course of business and with respect to amounts not yet due or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be diligently prosecuting appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (d) Liens in favor of issuers or surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit may not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction or purchase of, or repairs, improvements or additions to, property; provided, however, that the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary at the time the Lien is incurred, and the Indebtedness secured by the Lien may not be issued more than 270 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (g) Liens existing on the Issue Date (other than Liens relating to Indebtedness or other obligations being repaid or liens that are otherwise extinguished with the proceeds of the Offering); (h) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary; (i) Liens on property at the time the Company or a Subsidiary acquires the property, including any acquisi-tion by means of a merger or consolidation with or into the Company or a Subsidiary; provided, however, that such Liens are not incurred in connection with, or in contemplation of, such merger or consolidation; and provided, further, that the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary; (j) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or a Wholly Owned Subsidiary;
(k) Liens incurred by a Person other than the Company or any Subsidiary on assets that are the subject of a Capitalized Lease Obligation to which the Company or a Subsidiary is a party; provided, however, that any such Lien may not secure Indebtedness of the Company or any Subsidiary (except by virtue of clause (ix) of the definition of "Indebtedness") and may not extend to any other property owned by the Company or any Restricted Subsidiary; (l) Liens incurred by a Restricted Subsidiary on its assets to secure Non-Recourse Debt Incurred pursuant to Section 3.4(b)(vii), provided that such Lien (A) is Incurred at the time of the initial Incurrence of such Indebtedness and (B) does not extend to any assets or property of the Company or any other Restricted Subsidiary; (m) Liens not in respect of Indebtedness arising from Uniform Commercial Code financing statements for informational purposes with respect to leases Incurred in the ordinary course of business and not otherwise prohibited by this Indenture; (n) Liens not in respect of Indebtedness consisting of the interest of the lessor under any lease Incurred in the ordinary course of business and not otherwise prohibited by this Indenture; (o) Liens which constitute banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with any bank or other financial institution, whether arising by operation of law or pursuant to contract; (p) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h) and (i), provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased (other than by an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement of such Indebtedness); and (q) Liens by which the Securities are secured equally and ratably with other Indebtedness pursuant to this Section 3.7; in any such case without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; provided, however, that the Company may incur other Liens to secure Indebtedness as long as the sum of (x) the amount of outstanding Indebtedness secured by Liens incurred pursuant to this proviso plus (y) the Attributable Debt with respect to all outstanding leases in connection with Sale/Leaseback Transactions entered into pursuant to the first proviso to Section 3.6 does not exceed 10% of Consolidated Net Tangible Assets as determined with respect to the Company as of the end of the most recent fiscal quarter for which financial statements are available.

SECTION 3.8 Change of Control.

                 In the event of a Change of Control Triggering Event, the Company shall make an offer to purchase (the "Change of Control Offer") the Securities then outstanding at a purchase price equal to one hundred one percent (101%) of the principal amount (excluding any premium) thereof plus accrued and unpaid interest to the Change of Control Purchase Date (as defined below) on the terms set forth in this Section. The date on which the Company shall purchase the Securities pursuant to this Section (the "Change of Control Purchase Date") shall be no earlier than 30 days, nor later than 60 days, after the notice referred to below is mailed, unless a longer period shall be required by law. The Company shall notify the Trustee in writing promptly after the occurrence of any Change of Control Triggering Event of the Company's obligation to offer to purchase all of the Securities.

                 Notice of a Change of Control Offer shall be mailed by the Company to the Holders of the Securities at their last registered address (with a copy to the Trustee and the Paying Agent) within thirty (30) days after a Change in Control Triggering Event has occurred. The Change of Control Offer shall remain open from the time of mailing until a date not more than five (5) Business Days before the Change of Control Purchase Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities (in whole or in part) pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                          (a) that the Change of Control Offer is being made pursuant to this Section;

                          (b) the purchase price and the Change of Control Purchase Date;

                          (c) that any Security not surrendered or accepted for payment will continue to accrue interest;

                          (d) that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                          (e) that any Holder electing to have a Security purchased (in whole or in part) pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice (or otherwise make effective delivery of the Security pursuant to book-entry procedures and the related rules of the applicable depositories) at least five (5) Business Days before the Change of Control Purchase Date; and

                          (f) that any Holder will be entitled to withdraw his or her election if the Paying Agent receives, not later than three (3) Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have the Security purchased.

                 On the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof surrendered and properly tendered, and not withdrawn, pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent, no later than 11:00 a.m. eastern standard time, money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver to the Trustee, no later than 11:00 a.m. eastern standard time, Securities so accepted together with an Officers' Certificate stating that such Securities have been accepted for payment by the Company. The Paying Agent shall promptly, and in any event within one (1) Business Day following the deposit and delivery specified in clauses (ii) and (iii) of the immediately preceding sentence, mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                 The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 3.9 Compliance Certificate.

                 The Company shall, within 120 days after the close of each fiscal year following the issuance of the Securities, file with the Trustee an Officer's Certificate, provided that one Officer executing the same shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, covering the period from the date of issuance of the Securities to the end of the fiscal year in which the Securities were issued, in the case of the first such certificate, and covering the preceding fiscal year in the case of each subsequent certificate, and stating whether or not, to the knowledge of each such executing Officer, the Company has complied with and performed and fulfilled all covenants on its part contained in this Indenture and is not in default in the performance or observance of any of the terms or provisions contained in this Indenture, and, if any such signer has obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such covenant, term or provision specifying each such default and the nature thereof. For the purpose of this Section 3.9, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

SECTION 3.10 SEC Reports.

                 The Company shall, to the extent required by TIA Section 314(a), file with the Trustee, within 15 days after the filing with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall, for so long as the Securities remain outstanding, file with the Trustee and the SEC and mail to each Securityholder at such Securityholder's registered address, within 15 days after the Company would have been required to file such documents with the SEC, copies of the annual reports and of the information, documents and other reports which the Company would have been required to file with the SEC if the Company had continued to be subject to such

Sections 13 or 15(d). The Company also shall comply with the other provisions of TIA Section 314(a).

SECTION 3.11 Transactions with Affiliates.

                 The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, permit to exist, renew or extend any transaction or series of transactions (including, without limitation, the sale, purchase, exchange or lease of any assets or property or the rendering of any services) with any Affiliate of the Company unless (i) the terms of such transaction or series of transactions are (A) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be obtainable in a comparable transaction or series of related transactions in arm's-length dealings with an unrelated third party and (B) set forth in writing, if such transaction or series of transactions involve aggregate payments or consideration in excess of $1,000,000, and (ii) with respect to a transaction or series of transactions involving the sale, purchase, lease or exchange of property or assets having a value in excess of $5,000,000, such transaction or series of transactions has been approved by a majority of the disinterested members of the Board of Directors or, if there are no disinterested members of the Board of Directors, the Board of Directors of the Company shall have received a written opinion of a nationally recognized investment banking firm stating that such transaction or series of transactions is fair to the Company or such Restricted Subsidiary from a financial point of view. The foregoing provisions do not prohibit (i) the payment of reasonable fees to directors of the Company and its subsidiaries who are not employees of the Company or its subsidiaries; (ii) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries otherwise permitted by the terms of the Indenture; (iii) the payment of any Restricted Payment which is expressly permitted to be paid pursuant to Section 3.3(b); (iv) any issuance of securities or other reasonable payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements approved by the Board of Directors; (v) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors;
(vi) loans or advances to employees in the ordinary course of business; (vii) any repurchase, redemption or other retirement of Capital Stock of the Company held by employees of the Company or any of its Subsidiaries upon death, disability or termination of employment at a price not in excess of the fair market value thereof approved by the Board of Directors; (viii) any transaction between or among the Company and any Subsidiary in the ordinary course of business and consistent with past practices of the Company and its Subsidiaries;

(ix) payments pursuant to Existing Agreements and payments of principal, interest and commitment fees under the Bank Credit Agreement; and (x) any agreement to do any of the foregoing. Any transaction which has been determined, in the written opinion of an independent nationally recognized investment banking firm, to be fair, from a financial point of view, to the Company or the applicable Restricted Subsidiary shall be deemed to be in compliance with this Section.

SECTION 3.12 Sales of Assets.

                 (a) Neither the Company nor any Restricted Subsidiary shall consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value, as determined in good faith by the Board of Directors, of the shares or assets subject to such Asset Sale, (ii) at least 60% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents which are promptly converted into cash by the Person receiving such payment and (iii) an amount equal to 100% of the Net Available Cash is applied by the Company (or such Subsidiary, as the case may be) as set forth herein. The Company shall not permit any Unrestricted Subsidiary to make any Asset Sale unless such Unrestricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares or assets so disposed of as determined in good faith by the Board of Directors.

                 (b) Within three hundred sixty-five (365) days (such 365 days being the "Application Period") following the consummation of an Asset Sale, the Company or such Restricted Subsidiary shall apply the Net Available Cash from such Asset Sale as follows: (i) first, to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); (ii) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (i), and to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness or any Indebtedness of such Restricted Subsidiary), to prepay, repay or purchase Senior Indebtedness (other than Securities) or Indebtedness (other than any Preferred Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company); (iii) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (i) and (ii), and to the extent the Company or such Restricted Subsidiary elects, to purchase Securities; and (iv) fourth, to the extent of the balance of such Net

Available Cash after application in accordance with clauses (i), (ii) and (iii), to make an offer to purchase Securities pursuant to and subject to the conditions of Section 3.12(c); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (ii), (iii) or (iv) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. To the extent that any Net Available Cash from any Asset Sale remains after the application of such Net Available Cash in accordance with this paragraph, the Company or such Restricted Subsidiary may utilize such remaining Net Available Cash in any manner not otherwise prohibited by the Indenture.

                 To the extent that any or all of the Net Available Cash of any Foreign Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Available Cash so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to promptly take or cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation). Once such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, such repatriation shall be immediately effected and such repatriated Net Available Cash will be applied in the manner set forth in this Section as if such Asset Sale had occurred on the date of such repatriation.

                 Notwithstanding the foregoing, to the extent that the Board of Directors determines, in good faith, that repatriation of any or all of the Net Available Cash of any Foreign Asset Sale would have a material adverse tax consequence to the Company, the Net Available Cash so affected may be retained outside of the United States by the applicable Restricted Subsidiary for so long as such material adverse tax consequence would continue.

                 Notwithstanding the foregoing, this Section shall not apply to, or prevent any sale of assets, property, or Capital Stock of Subsidiaries to the extent that the fair market value (as determined in good faith by the Board of Directors) of such asset, property or Capital Stock, together with the fair market value of all other assets, property, or Capital Stock of Subsidiaries sold, transferred or otherwise disposed of in Asset Sales during the twelve month period preceding the date of such sale, does not exceed 5% of Consolidated Net Tangible Assets as determined as of the end of the most recent fiscal quarter for which financial statements are available, (it being understood that this provision shall only apply with respect to the fair market value of such asset, property or Capital Stock in excess of 5% of consolidated Net Tangible Assets), and no violation of this provision shall be deemed to have occurred as a consequence thereof.

                 In the event of the transfer of substantially all (but not all) of the property and assets of the Company as an entirety to a Person in a transaction permitted under Article IV, the Successor Corporation shall be deemed to have sold the properties and assets of the Company not so transferred for purposes of this Section 3.12, and shall comply with the provisions of this
Section 3.12 with respect to such deemed sale as if it were an Asset Sale.

                 (c) Subject to the last sentence of this paragraph, in the event of an Asset Sale that requires the purchase of Securities pursuant to clause (iii) of the first paragraph of Section 3.12(b), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Asset Sale Offer") at a purchase price of not less than their principal amount plus accrued interest to the Asset Sale Purchase Date in accordance with the procedures (including proration in the event of oversubscription) set forth in Section 3.12(d). If the aggregate purchase price of Securities tendered pursuant to the Asset Sale Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with the last sentence of the first paragraph of Section 3.12(b). The Company shall not be required to make an Asset Sale Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in Section 3.12(b)(i) and (ii)) is less than $1,000,000 for any particular Asset Sale (which lesser amounts shall not be carried forward for purposes of determining whether an Asset Sale Offer is required with respect to the Net Available Cash from any subsequent Asset Sale).

                 (d) (1) Promptly, and in any event prior to the 360th day after the later of the date of each Asset Sale as to which the Company must make an Asset Sale Offer or the receipt of Net Available Cash therefrom, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to proration as hereinafter described in the event the Asset Sale Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days, nor more than 60 days, after the date of such notice (the "Asset Sale Purchase Date") and shall contain the information required in a notice for a Change of Control Offer, to the extent applicable.

                 (2) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Asset Sale Offer (the "Asset Sale Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of
Section 3.12(a). On such date, the Company shall also deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) funds in an amount equal to the Asset Sale Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Asset Sale Offer remains open (the "Offer Period"), the Company shall deliver, or cause to be delivered, to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. Paying Agent shall promptly, and in any event within one (1) Business Day following the Asset Sale Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered, or caused to be delivered, by the Company to the Trustee is less than the Asset Sale Offer Amount, the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period and the delivery to the Trustee of the Securities, or portions thereof that have been properly tendered to and are to be accepted for payment by the Company.

                 (3) Holders electing to have a Security purchased will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security duly completed, to the Company or the Paying Agent, as specified in, and at the address specified in, the notice at least ten Business Days prior to the Asset Sale Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Paying Agent receives, not later than three Business Days prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased) and shall notify the Trustee of its selection in a writing signed by two Officers. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                 (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Paying Agent, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                 (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 3.13 Corporate Existence.

                 Except as permitted under Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Restricted Subsidiary in accordance with the respective organizational documents of the Company and of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and the Restricted Subsidiaries necessary or appropriate to carry out their businesses; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Restricted Subsidiary, if the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole; and provided, further, that any Restricted Subsidiary may consolidate with, merge into, or sell, convey, transfer, lease or otherwise dispose of all or part of its property and assets to the Company or any Wholly Owned Subsidiary to the extent otherwise permitted under this Indenture.

SECTION 3.14 Payment of Taxes and Other Claims.

                 The Company shall pay or discharge, or cause to be paid or discharged, before any material penalty accrues thereon all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves, if the same shall be required in accordance with GAAP, have been made.

SECTION 3.15 Notice of Defaults and Other Events.

                 In the event that any Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $1,000,000 or more individually or $2,500,000 or more in the aggregate has been or could be declared due and payable before its maturity because of the occurrence of any event of default under such Indebtedness (including any Default under this Indenture), the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

SECTION 3.16 Maintenance of Properties and Insurance.

                 The Company shall cause all properties used or useful in the conduct of its business or the business of each Restricted Subsidiary and material to the Company and the Restricted Subsidiaries taken as a whole to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment; provided, however, that nothing in this Section
3.16 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of an Officer (or other employee of the Company or any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, appropriate.

                 The Company shall provide or cause to be provided, for itself and the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, product liability insurance and public liability insurance with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, of such kinds, and in such amounts, with such deductibles and by such methods as the Company in good faith shall determine to be reasonable and appropriate in the circumstances.

SECTION 3.17 Limitation on Issuance of Capital Stock and Incurrence of Indebtedness of Restricted Subsidiaries.

                 The Company shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, and shall not permit any Person other than the Company or a Wholly Owned Subsidiary to own (except to the extent that any such Person may own on the Issue Date), any shares of such Restricted Subsidiary's Capital Stock (including options, warrants or other rights to purchase shares of Capital Stock) except, to the extent otherwise permitted by the Indenture, (i) to the Company or another Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company, or (ii) if, immediately after giving effect to such issuance and sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary for purposes of the Indenture; provided, however, that a Restricted Subsidiary that has an interest in a Facility may sell shares of Non-Convertible Stock that is not Preferred Stock if, after giving effect to such sale, the Company or a Wholly Owned Subsidiary continues to hold at least a majority of each class of Capital Stock of such Restricted Subsidiary. The Company shall not permit any Restricted Subsidiary, directly or indirectly, to Incur Indebtedness other than pursuant to Section 3.4(b).

SECTION 3.18  Limitation on Changes in the Nature of the Business.

                 The Company and its Subsidiaries shall engage only in the business of acquiring, constructing, managing, developing, improving, owning and operating Facilities, as well as any other activities reasonably related to the foregoing activities (including acquiring and holding reserves), including but not limited to investing in Facilities; provided that up to 10% of the Company's Consolidated total assets may be used in Unrelated Businesses without constituting a violation of this Section. In addition, the Company will, and will cause its Subsidiaries, to conduct their respective businesses in a manner so as to maintain the exemption of the Company and its Subsidiaries from treatment as a public utility holding company under PUHCA or an electric utility or public utility under any federal, state or local law; provided, however, to the extent that any such law is amended following the Issue Date in such a manner that would (absent application of this proviso) make compliance with this Section 3.18 result in a material adverse effect on the Company's results of operations or financial condition, then the Company shall not be required to comply with this Section 3.18, but only to the extent of actions or failures to act that would (absent application of this proviso) constitute violations of this Covenant solely as a result of such amendment.

SECTION 3.19 Limitation on Subsidiary Investments.

                 The Company will not permit any Subsidiary with an interest in a Facility to make any investment in or merge with any other person with an interest in a power generation facility or, except in connection with the acquisition of Related Assets by such Subsidiary, in an Unrelated Business.

                                   ARTICLE IV

                         CONSOLIDATION, MERGER AND SALE

SECTION 4.1  Merger and Consolidation of Company.

             The Company shall not in a single transaction or through a series of related transactions consolidate with or merge with or into any other corporation or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons, unless:

                          (i) either (A) the Company shall be the continuing Person, or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company as an entirety are transferred (the "Successor Corporation") shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of the Company under this Indenture and the Securities;

                          (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Company (or the Successor Corporation if the Company is not the continuing obligor under this Indenture) or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing;

                          (iii) the Company shall have delivered, or caused to be delivered, to the Trustee an Officers' Certificate and, as to legal matters, an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with;

                          (iv) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Company (or the Successor Corporation if the Company is not the continuing obligor under this Indenture) or a Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred by such Person at the time of such transaction), the Company (or the Successor Corporation if the Company is not the continuing obligor under this Indenture) shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                          (v) immediately after giving effect to such transaction on a ness which becomes an obligation of the Company (or the Successor Corporation if the Company is not the continuing obligor under the Indenture) or a Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred by such Person at the time of such transaction), the Consolidated Coverage Ratio of the Company (or the Successor Corporation if the Company is not the continuing obligor under the Indenture) is at least 1.10:1, or, if less, equal to the Consolidated Coverage Ratio of the Company immediately prior to such transaction; provided that, if the Consolidated Coverage Ratio of the Company before giving effect to such transaction is within the range set forth in column (A) below, then the pro forma Consolidated Coverage Ratio of the Company (or the Successor Corporation if the

         Company is not the continuing obligor under the Indenture) shall be at least equal to the lesser of (1) the ratio determined by multiplying the percentage set forth in column (B) below by the Consolidated Coverage Ratio of the Company prior to such transaction and (2) the ratio set forth in column (C) below:

                  (A)                                         (B)     (C)

            1.11:1 to 1.99:1 . . . . . . . . . . . . . . .    100%   1.6:1
            2.00:1 to 2.99:1 . . . . . . . . . . . . . . .     90%   2.1:1
            3.00:1 to 3.99:1 . . . . . . . . . . . . . . .     80%   2.4:1
            4.00:1 or more . . . . . . . . . . . . . . . .     70%   2.5:1


            Notwithstanding the foregoing paragraphs (ii), (iv) and (v), any Restricted Subsidiary (other than a Subsidiary having an interest in a Facility) may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Wholly Owned Subsidiary or Wholly Owned Subsidiaries (other than a Subsidiary or Subsidiaries which have an interest in a Facility) and no violation of this Section shall be deemed to have occurred as a consequence thereof, as long as the requirements of paragraphs (i) and (iii) are satisfied in connection therewith.

SECTION 4.2 Successor Substituted.

            (a) Upon any such consolidation or merger, or any conveyance, transfer, or disposition of all or substantially all of the properties or assets of the Company in accordance with Section 4.1, but not in the case of a lease, the Successor Corporation shall succeed to and be substituted for the Company under this Indenture and the Securities, and the Company shall thereupon be released from all obligations hereunder and under the Securities and the Company, as the predecessor corporation, may thereupon or at any time thereafter be dissolved, wound up or liquidated. The Successor Corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, all or any of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of the Successor Corporation instead of the Company and subject to all the terms, conditions and limitations prescribed in this Indenture, the Trustee shall authenticate and shall deliver any Securities which the Successor Corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the

Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Securities had been issued at the date of the execution hereof.

                 (b) In the case of any consolidation, merger or transfer described in Section 4.2(a) above, such changes in form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

                                    ARTICLE V

                              DEFAULTS AND REMEDIES

SECTION 5.1 Events of Default.

            An "Event of Default" means any of the following events:

                          (a) default in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                          (b) default in the payment of the principal of any Security when the same becomes due and payable at maturity or otherwise or a failure to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

                          (c) default in performance of any other covenants or agreements in the Securities or this Indenture and the default continues for 30 days after the date on which written notice of such default is given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in principal amount of the Securities then outstanding hereunder;

                          (d) there shall have occurred either (i) a default by the Company or any Subsidiary under any instrument or instruments under which there is or may be secured or evidenced any Indebtedness of the Company or any Subsidiary of the Company (other than the Securities) having an outstanding principal amount of $2,000,000 (or its foreign currency equivalent) or more individually or $5,000,000 (or its foreign currency equivalent) or more in the aggregate that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity or (ii) a default by the Company or any Subsidiary in the payment when due of any portion of the principal under any such instrument, and such unpaid portion exceeds $2,000,000 (or its foreign currency equivalent) individually or $5,000,000 (or its foreign currency equivalent) in the aggregate and is not paid, or such default is not cured or waived, within any grace period applicable thereto, unless such Indebtedness is discharged within 20 days of the Company or a Restricted Subsidiary becoming aware of such default; provided, however, that the foregoing shall not apply to any default on Non-Recourse Indebtedness;

                          (e) any final judgment or order (not covered by insurance) for the payment of money shall be rendered against the Company or any Significant Subsidiary in an amount in excess of $2,000,000 (or its foreign currency equivalent) individually or $5,000,000 (or its foreign currency equivalent) in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) and shall not be discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order in excess of $2,000,000 (or its foreign currency equivalent) individually or that causes the aggregate amount for all such final judgments or orders outstanding against all such Persons to exceed $5,000,000 (or its foreign currency equivalent) during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                          (f) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                          (i) commences a voluntary case,

                          (ii) consents to the entry of an order for relief against it in an involuntary case,

                          (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                          (iv) makes a general assignment for the benefit of its creditors, or

                          (v) admits in writing its inability to generally pay its debts as such debts become due;

         or takes any comparable action under any foreign laws relating to insolvency;

                          (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (i) is for relief against the Company or any Significant Subsidiary in an involuntary case,

                          (ii) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of its property, or

                          (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws; and the order or decree remains unstayed and in effect for 60 days.

                 The term "Bankruptcy Law" means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                 Any notice of Default given by the Trustee or Securityholders under this Section must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

                 The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time or both would become an Event of Default under clause (c), (d), (e) or (g) hereof.

                 Subject to the provisions of Section 6.1 and 6.2, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder.

SECTION 5.2  Acceleration.

                  If an Event of Default (other than an Event of Default specified in clause (f) and (g) of Section 5.1 with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (f) or (g) of Section 5.1 with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 5.3 Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 5.4 Waiver of Past Defaults.

                  The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on any Security or (b) a Default in respect of a provision that under Section
8.2 cannot be amended
without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 5.5 Control by Majority.

                  The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or, subject to Section 6.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders, or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all risk, losses and expenses caused by taking or not taking such action. Subject to Section 6.1, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Securityholders pursuant to this Indenture, unless such Securityholders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred in compliance with such request or direction.

SECTION 5.6 Limitation on Suits.

                  A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

                           (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                           (b) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                           (c) such Holder or Holders offer to the Trustee security reasonably satisfactory to it or indemnity against any loss, liability or expense;




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
                           (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                           (e) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 5.7  Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 5.8 Collection Suit by Trustee.

                  If an Event of Default specified in Section 5.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 6.7.

SECTION 5.9  Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents and take such other actions including participating as a member or otherwise in any committees of creditors appointed in the matter as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the amounts provided in Section 6.7) and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that


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the Trustee shall consent to the making of such payments directly to the
Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.7. To the extent that the payment of any such amount due to the Trustee under Section 6.7 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 5.10  Priorities.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee for amounts due under Section 6.7;

                  Second: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Third: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall give written notice to each Securityholder and the Trustee of the record date, the payment date and amount to be paid.

SECTION 5.11 Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a




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
suit by the Trustee, a suit by a Holder pursuant to Section 5.7, or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 5.12 Waiver of Stay or Extension Laws.

                  The Company shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.



                                   ARTICLE VI

                                     TRUSTEE


SECTION 6.1 Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b)  Except during the continuance of an Event of Default:

                           (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                           (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.



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
                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) This paragraph does not limit the effect of paragraph (b) of this Section.

                           (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.2, 5.4 or 5.5.

                           (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee, in its capacity as Trustee and Registrar and Paying Agent, shall not be liable to the Company, the Securityholders or any other Person for interest on any money received by it, including, but not limited to, money with respect to principal of or interest on the Securities, except as the Trustee may agree with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 6.2 Rights of Trustee.

                  (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.




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
                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

                  (e) The Trustee may consult with counsel, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice of such counsel.

                  (f) The Trustee shall not be obligated to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or any other paper or document.

SECTION 6.3 Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
6.10 and 6.11.

SECTION 6.4 Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication. The Trustee shall have no duty to ascertain or inquire as to the performance of the Company's covenants in Article III hereof.


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
SECTION 6.5 Notice of Defaults.

                  If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to Securityholders a notice of the Default or Event of Default within 90 days after a Trust Officer the Trustee has knowledge of the occurrence thereof. Except in the case of a Default in any payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 6.6 Reports by Trustee to Holders.

                  Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to Securityholders a brief report dated as of such date that complies with TIA Section 313(a) if required by that Section. The Trustee also shall comply with TIA Section 313(b)(2).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

SECTION 6.7 Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, expenses and advances incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee for, and hold it harmless against, any loss, liability or expense, including reasonable attorneys' fees, disbursements and expenses, incurred by it arising out of or in connection with the administration of this trust and the performance of its duties hereunder including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Company's obligations under this Section 6.7 and any Lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VII of this Indenture and the termination of this Indenture.

SECTION 6.8 Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may, by written notice to the Trustee, remove the Trustee by so notifying the Trustee and the Company. The Company, by notice to the Trustee, shall remove the Trustee if:

                  (a)  the Trustee fails to comply with Section 6.10;

                  (b)  the Trustee is adjudged a bankrupt or an insolvent;



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
                  (c) a receiver or public officer takes charge of the Trustee or its property; or

                  (d)  the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 6.7.

SECTION 6.9  Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 6.10 Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent pub-


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
lished annual report of condition. The Trustee shall comply with TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the second-to-last paragraph of TIA Section 310(b).

SECTION 6.11  Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), except with respect to any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed is subject to TIA Section 311(a) to the extent indicated.


                                   ARTICLE VII

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 7.1 Discharge of Liability on Securities; Defeasance.

                  If (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.9) for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee as trust funds solely for the benefit of the Holders for that purpose funds sufficient to pay at maturity the principal of and all accrued interest on all outstanding Securities (other than Securities replaced pursuant to Section 2.9), and if in either case the Company pays all other sums payable hereunder by the Company, then, subject to Sections
7.2 and 7.7, this Indenture shall cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

SECTION 7.2 Termination of Company's Obligations.

                  Except as otherwise provided in this Section 7.2, the Company may terminate its obligations under the Securities and this Indenture if:

                  (i) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Company irrevocably deposits in trust with the Trustee or Paying Agent (other than the Company or a Subsidiary or Affiliate of the Company) under the terms of an irrevocable trust


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
agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with its terms, will provide, not later than one (1) Business Day prior to the applicable payment date, money sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of interest, to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) no Default shall have occurred and be continuing on the date of such deposit, (iv) such deposit will not result in or constitute a Default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided that the Trustee or Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal and interest with respect to the Securities.

                  With respect to the foregoing, the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.14, 3.1, 3.2, 6.7, 6.8, 7.5
and 7.6 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 6.7, 6.8 and 7.6 shall survive. After any such irrevocable deposit and fulfillment of the other requirements of this Section 7.2, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 7.3 Defeasance and Discharge of Indenture.

                  The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities on the 123rd day after the date of the deposit referred to in clause (i) hereof, and the provisions of this Indenture will no longer be in effect with respect to the Securities, in each case subject to the penultimate paragraph of this Section 7.3, and the Trustee, at the reasonable request of and at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (a) rights of registration of transfer and exchange, (b) substitution of apparently mutilated, defaced, de-


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
stroyed, lost or stolen Securities, (c) rights of Holders to receive payments of principal thereof and interest thereon, (d) the Company's obligations under
Section 3.2, (e) the rights, obligations and immunities of the Trustee hereunder including, without limitation, those arising under Section 6.7 hereof, (f) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them and (g) the rights, obligations and immunities which survive as provided in the penultimate paragraph of this Section 7.3; provided that the following conditions shall have been satisfied:

                           (i) with reference to this Section 7.3, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirement of Section 6.10) or Paying Agent (other than the Company or a Subsidiary or Affiliate of the Company) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, in and to, (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one Business Day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of any reinvestment of interest and after payment of all federal, state and local taxes or other fees, charges and assessments in respect thereof payable by the Trustee or Paying Agent, the principal of and interest on the outstanding Securities when due; provided that the Trustee or Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal and interest with respect to the Securities;

                           (ii) such deposit will not result in or constitute a Default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;




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
                           (iii) no Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

                           (iv) the Company shall have delivered to the Trustee
         (A) either (1) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 7.3 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (2) an Opinion of Counsel (who may not be an employee of the Company) to the same effect as the ruling described in clause (1) accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (B) an Opinion of Counsel to the effect that (1) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (2) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of Title 11 of the United States Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (x) the trust funds will no longer remain the property of the Company (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (y) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (I) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (II) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding; and



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
                           (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.3 have been complied with.

                  Notwithstanding the foregoing clause (i), prior to the end of the 123-day period referred to in clause (iv)(B)(2) above, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 7.3, the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.14, 3.1, 3.2, 6.7, 6.8,
7.6 and 7.7 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 6.7, 7.6 and 7.7 shall survive. If and when a ruling from the Internal Revenue Service or Opinion of Counsel referred to in clause (iv)(A) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 3.1, then the Company's obligations under such Section
3.1 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.3.

                  After any such irrevocable deposit and the fulfillment of the other requirements of this Section 7.3, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

SECTION 7.4 Defeasance of Certain Obligations.

                  The Company may omit to comply with any term, provision or condition set forth in clauses (iv) and (v) of Section 4.1 and Sections 3.3 through 3.19, and clause (c) of Section 5.1 with respect to clauses (iv) and (v) of Section 4.1 and Section 3.3 through 3.19, and clauses (d) and (e) of Section
5.1 shall be deemed not to be Events of Default, in each case with respect to the outstanding Securities if:

                           (i) with reference to this Section 7.4, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.10) or Paying Agent (other than the Company or a Subsidiary or Affiliate of the Company) and conveyed all right, title and interest for the benefit of the

         Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, in and to, (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one Business Day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other fees, charges and assessments in respect thereof payable by the Trustee or Paying Agent, the principal of and interest on the outstanding Securities when due; provided that the Trustee or Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal and interest with respect to the Securities;

                           (ii) such deposit will not result in or constitute a Default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

                           (iii) no Default shall have occurred and be continuing on the date of such deposit;

                           (iv) the Company has delivered to the Trustee an Opinion of Counsel who is not employed by the Company to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding; and

                           (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.4 have been complied with.

SECTION 7.5 Application of Trust Money.

                  Subject to Section 7.7 of this Indenture, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 7.2, 7.3 or 7.4 of this Indenture, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities. The Trustee shall be under no obligation to invest such money or U.S. Government Obligations except as it may agree with the Company and in no event shall the Trustee have any liability for, or in respect of, any such investment made as agreed with the Company.

SECTION 7.6 Repayment to Company.

                  Subject to Sections 6.7, 7.2, 7.3 and 7.4 of this Indenture, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Company shall if requested by the Trustee or the Paying Agent, give the Trustee or such Paying Agent indemnification reasonably satisfactory to it against any and all liability which may be incurred by it by reason of such payment; and provided, further, that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the request and expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address as set forth in the Security Register notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 7.7 Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 7.2, 7.3 or 7.4 of this Indenture, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.2, 7.3 or 7.4 of this Indenture, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 7.2, 7.3 or 7.4 of this Indenture, as the case may be; provided that, if the Company has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE VIII

                           AMENDMENTS AND SUPPLEMENTS

SECTION 8.1 Without Consent of Holders.

                  The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any
Securityholder:

                           (a) to cure any ambiguity, omission, defect or inconsistency;

                           (b) to comply with Article IV;

                           (c) to provide for uncertificated Securities in addition to certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in
         Section 163(f)(2)(B) of the Code;

                           (d) to add additional guarantees with respect to the Securities or to secure the Securities;

                           (e) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                           (f) to comply with the requirements of the SEC in connection with qualification of the Indenture under the TIA; or

                           (g) to make any change that does not adversely affect the rights of any Securityholder.

                  After an amendment or supplement under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 8.2 With Consent of Holders.

                  The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment or supplement under this Section may not:

                           (a) reduce the amount of Securities the Holders of which must consent to an amendment or supplement;

                           (b) reduce the rate of or change the time for payment of interest on any Security;

                           (c) reduce the principal of or change the Stated Maturity of any Security;

                           (d) reduce the premium payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed in accordance with Article IX;

                           (e) make any Security payable in currency or consideration other than that stated in the Security;

                           (f) make any change in Section 5.4, Section 5.7 or this second sentence of this Section 8.2.

                  It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment or supplement under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 8.3 Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 8.4 Revocation and Effect of Consents.

                  Until an amendment or supplement under this Article or a waiver under Article VI becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

                  After an amendment or supplement becomes effective, it shall bind every Securityholder.

SECTION 8.5 Notation on or Exchange of Securities.

                  If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 8.6 Trustee To Sign Amendments.

                  The Trustee shall sign any supplemental indenture which sets forth an amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and, with respect to an amendment or supplement pursuant to Section 8.2, evidence of the consents of Holders required in connection therewith.

SECTION 8.7 Fixing of Record Dates.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to take any action under this Indenture by vote or consent. Except as provided herein, such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Securityholders furnished to the Trustee pursuant to Section 2.5 prior to such solicitation. If a record date is fixed, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date; provided, however, that unless such vote or consent is obtained from the Holders (or their duly designated proxies) of the requisite principal amount of outstanding Securities prior to the date which is the 120th day after such record date, any such vote or consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.


                                   ARTICLE IX

                                   REDEMPTION

SECTION 9.1 Notices to Trustee.

                  If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities it shall notify the Trustee of the redemption date and the principal amount (not including any premium in respect thereof) of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Company shall give the notices provided for in this Section at least 40 days before the redemption date (unless a shorter period shall be satisfactory to the Trustee). Such notice shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

SECTION 9.2 Selection of Securities To Be Redeemed.

                  If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers, in its sole discretion, fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection not more than 75 days before the redemption date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them selected by the Trustee shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 9.3 Notice of Redemption.

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed at the address set forth for such Holder on the register referred to in Section 2.3.

                  The notice shall identify the Securities to be redeemed and shall state:

                           (a) the redemption date;

                           (b) the redemption price;

                           (c) the name and address of the Paying Agent;

                           (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                           (e) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                           (f) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date; and

                           (g) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's written request, made at least 45 days before a redemption date, unless a shorter period shall be satisfactory to the Trustee, the Trustee shall give the notice of redemption provided for in this Section in the Company's name and at its expense.

SECTION 9.4 Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date.

SECTION 9.5 Deposit of Redemption Price.

                  Prior to 11:00 a.m., eastern standard time, the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 9.6 Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the

Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1 Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of TIA Sections 310 to 317, inclusive, through operation of TIA Section 318(c), such imposed duties shall control.

SECTION 10.2 Notices.

                  Any notice or communication shall be in writing and delivered in person, or mailed by first-class mail (certified, return receipt requested), addressed as follows:

                  if to the Company:

                  Calpine Corporation
                  50 West San Fernando Street
                  San Jose, California  95113
                  Attention:  Corporate Secretary

                  if to the Trustee:

                  Fleet National Bank
                  777 Main Street  CT MO 0238
                  Hartford, Connecticut 06115
                  Attention:  Corporate Trust Department

                  The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice to the Trustee under this Indenture shall be deemed given only when received by the Trustee at the address specified in this Section 10.2.

                  Any notice or communication to a Securityholder shall be mailed by first-class mail to the Securityholder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.3 Communication by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.4 Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee:

                           (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel (which may rely upon an Officers' Certificate as to factual matters), all such conditions precedent have been complied with.

SECTION 10.5 Statements Required in Certificate or Opinion.

                  Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture other than certificates provided pursuant to Section 3.9 shall include:

                           (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 10.6 Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.7 Legal Holidays.

                  A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the State(s) in which the offices of the Trustee and the Paying Agent are located. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the regular record date shall not be affected.

SECTION 10.8 Successors; No Recourse Against Others.

                  (a) All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  (b) All liability of the Company described in the Securities insofar as it relates to any director, officer, employee or stockholder, as such, of the Company is waived and released by each Securityholder.

SECTION 10.9 Duplicate Originals.

                  The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 10.10 Other Provisions.

                  The first certificate pursuant to Section 3.09 shall be for the fiscal year ending on December 31, 1996.

                  The reporting date for Section 6.6 is May 15 of each year. The first reporting date is May 15, 1997.

SECTION 10.11 Governing Law.

                  The laws of the State of New York govern this Indenture and the Securities, without regard to the conflicts of laws rules thereof.

                                   SIGNATURES


Dated:  May 16, 1996

                                             CALPINE CORPORATION


                                             By: /s/ Peter Cartwright
                                                 -------------------------------
                                                 Name:  Peter Cartwright
                                                 Title: Chief Executive Officer
                                                        and President




Attest:



By: /s/ Ann B. Curtis
    -------------------------------
    Name:  Ann B. Curtis
    Title: Secretary

         [SEAL]                              FLEET NATIONAL BANK,
                                               as Trustee


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



Attest:



By:
    -------------------------------
    Name:
    Title:

                                   SIGNATURES


Dated:  May 16, 1996

                                             CALPINE CORPORATION


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:




Attest:



By:
    -------------------------------
    Name:
    Title:

         [SEAL]                              FLEET NATIONAL BANK,
                                               as Trustee


                                             By: /s/ Steven Cimalore
                                                 -------------------------------
                                                 Name:  STEVEN CIMALORE
                                                 Title: VICE PRESIDENT



Attest:



By: /s/ Anna M. Vignuolo
    -------------------------------
    Name:  Anna M. Vignuolo
    Title: Corporate Administrator

                                                                       EXHIBIT A

================================================================================
                       (Form of Face of Initial Security)

                  [UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.8 OF THE INDENTURE (AS DEFINED BELOW).]*

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
(3), OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY OR THE LAST DATE ON WHICH THIS SECURITY WAS HELD BY AN AFFILIATE OF THE COMPANY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH

- --------
*        This legend should only be added if the Security is issued as a Global
         Note.

TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY OR THE LAST DATE ON WHICH THIS SECURITY WAS HELD BY AN AFFILIATE OF THE COMPANY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH HEREIN RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                               CALPINE CORPORATION
                          10 1/2% SENIOR NOTE DUE 2006

No. ____________                                             $______________

                                                             CUSIP: 131347AB2
                                                             CINS:  U13055AA3
                                                             ISIN:  USU13055AA32
                                                             AI:    131347AC0

         Calpine Corporation, a California corporation, promises to pay to ___________________, or assigns, the principal sum of __________________________
Dollars on May 15, 2006.

                 Interest Payment Dates: May 15 and November 15
                       Record Dates: May 1 and November 1

         Additional provisions of this Security are set forth on the reverse hereof.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:


                                             CALPINE CORPORATION


                                             By: _______________________________
                                                 Name:
                                                 Title:


                                             By: _______________________________
                                                 Name:
                                                 Title:


TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION:

Fleet National Bank, as
Trustee, certifies that
this is one of the Securities
referred to in the Indenture.                                    (SEAL)

By: _________________________
      Authorized Signature

================================================================================

                      (Form of Reverse of Initial Security)

                               CALPINE CORPORATION
                          10 1/2% SENIOR NOTE DUE 2006

                  (1) Interest. Calpine Corporation, a California corporation (such corporation, and its successors and assigns under the Indenture referred to below, being herein called the "Company"), promises to pay interest on the principal amount of this Security at 10 1/2% per annum (subject to adjustment as provided below). The Company will pay interest semiannually on May 15 and November 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 16, 1996. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  If an exchange offer registered under the Securities Act (as defined in the Indenture) is not consummated, or a registration statement under the Securities Act with respect to resales of the Securities is not declared effective by the SEC (as defined in the Indenture), by the 180th calendar day following the initial sale of the Securities, in accordance with the terms of a Registration Rights Agreement dated May 13, 1996 by and among the Company, Morgan Stanley & Co. Incorporated, CS First Boston Corporation, Goldman, Sachs & Co. and Scotia Capital Markets (USA) Inc., interest due per annum on the Securities shall be permanently increased by one-half of one percent, commencing as of November 13, 1996 (the 181st calendar day following the initial sale of the Securities). The holder of this Security is entitled to the benefits of such Registration Rights Agreement.

                  (2) Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date next preceding the interest payment date even though Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

                  (3) Paying Agent, Registrar. Initially, Fleet National Bank, a national banking association (the "Trustee"), will act as Paying Agent and Registrar and Shawmut Trust Company, a New York chartered trust company, will act as additional paying agent and co-registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar or co-registrar.

                  (4) Indenture. The Company issued the Securities under an Indenture dated as of May 16, 1996 (the "Indenture") between the Company and the Trustee. The Securities are unsecured general obligations of the Company limited to $180,000,000 in aggregate principal amount. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). Capitalized terms used herein but not defined herein are used as defined in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms.

                  (5) Optional Redemption. Except as set forth in the following paragraph, the Company may not redeem the Securities prior to May 15, 2001. On and after such date, the Company may redeem the Securities at any time as a whole, or from time to time in part, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date, if redeemed during the 12-month period beginning May 15,

                  Year                                    %
                  ----                                    -
                  2001   . . . . . . . . . .              105.250
                  2002   . . . . . . . . . .              102.625
                  2003 and thereafter  . . .              100.000

                  The Company may redeem up to $63,000,000 principal amount of Securities with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at any time in whole or from time to time in part, at a price (expressed as a percentage of principal amount), plus accrued interest to the redemption date, of 110.5% if redeemed at any time prior to May 15, 1999.

                  (6) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at the address set forth for such Holder on the register referred to in Section 2.3 of the Indenture. Unless the Company shall default in payment of the redemption price plus accrued interest, on and after the redemption date interest ceases to accrue on such Securities or portions of them called for redemption. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

                  (7) Denominations; Transfer; Exchange. The Securities are in registered form without coupons in denominations of $1,000 and any integral multiple thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption (except, in the case of a Security to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed, or 15 days before an interest payment date.

                  (8) Put Provisions. Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

                  (9) Defeasance. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

                  (10) Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes, except that interest (other than defaulted interest) will be paid to the person that was the registered Holder on the relevant record date for such payment of interest.

                  (11) Amendments and Waivers. Subject to certain exceptions,
(i) the Indenture or the Securities may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Securities; and
(ii) any existing default may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for assumption of Company obligations to Securityholders or to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for guarantees with respect to, or security for, the Securities, or to comply with the TIA or to add additional covenants or surrender Company rights, or to make any change that does not adversely affect the rights of any Securityholder.

                  (12) Remedies. If an Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require an indemnity before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                  (13) Trustee Dealings with Company. Subject to the provisions of the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee. The Trustee will initially be Fleet National Bank.

                  (14) No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  (15) Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

                  (16) Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: SECRETARY, CALPINE CORPORATION, 50 WEST SAN FERNANDO STREET, SAN JOSE, CALIFORNIA 95113.

================================================================================

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:
   I or we assign and transfer this Security to


                  (Insert assignee's soc. sec or tax I.D. no.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint                               agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.



- --------------------------------------------------------------------------------

Dated:                                       Signed:
       ------------                                  ----------------------

                                                     ----------------------
                                                     (Sign exactly as your name
                                                     appears on the other side
                                                     of this Security)


Signature Guarantee:
                     --------------------------------------------


                         MANNER OF TRANSFER (Check one)

Transfer to Calpine Corporation                                        / /
Transfer to Qualified Institutional Buyer                              / /
Transfer to Institutional Accredited Investor                          / /
Transfer outside the United States in
  compliance with Rule 904 under
  the Securities Act of 1993                                           / /

================================================================================

                     OPTION OF HOLDER TO ELECT PURCHASE FORM

         If you wish to elect to have this Security purchased by the Company pursuant to Section 3.8 or 3.12 of the Indenture, check this box: / /

         If you wish to elect to have only part of this Security purchased by the Company pursuant to Section 3.8 or 3.12 of the Indenture, state the amount:
$

         *As set forth in the Indenture, any purchase pursuant to Section 3.12 is subject to proration in the event the offer is oversubscribed.

Dated:                                       Signed:
       ------------                                  ----------------------

                                                     ----------------------
                                                     (Sign exactly as your name
                                                     appears on the other side
                                                     of this Security)


Signature Guarantee:
                     --------------------------------------------

                                                                       EXHIBIT B

================================================================================
                       (Form of Face of Exchange Security)

                  [UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.8 OF THE INDENTURE (AS DEFINED BELOW).]*









- --------
*        This legend should only be added if the Security is issued as a Global
         Note.

                               CALPINE CORPORATION
                            ___% SENIOR NOTE DUE 2006


No. ______________                                       $______________

                                                         CUSIP: _________

         Calpine Corporation, a California corporation, promises to pay to ________________________, or registered assigns, the principal sum of
______________ Dollars on __________, 2006.

                 Interest Payment Dates: May 15 and November 15
                       Record Dates: May 1 and November 1

         Additional provisions of this Security are set forth on the reverse hereof.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:


                                             CALPINE CORPORATION


                                             By: _______________________________
                                                 Name:
                                                 Title:


                                             By: _______________________________
                                                 Name:
                                                 Title:


TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION:

Fleet National Bank, as
Trustee, certifies that
this is one of the Securities
referred to in the Indenture.                                    (SEAL)

By: _________________________
      Authorized Signature

================================================================================

                       (Form of Back of Exchange Security)

                               CALPINE CORPORATION
                          10 1/2% SENIOR NOTE DUE 2006


                  (1) Interest. Calpine Corporation, a California corporation (such corporation, and its successors and assigns under the Indenture referred to below, being herein called the "Company"), promises to pay interest on the principal amount of this Security at 10 1/2%* per annum. The Company will pay interest semiannually on May 15 and November 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 16, 1996. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  (2) Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date next preceding the interest payment date even though Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

                  (3) Paying Agent, Registrar. Initially, Fleet National Bank, a national banking association (the "Trustee"), will act as Paying Agent and Registrar and Shawmut Trust Company, a New York chartered trust company, will act as additional paying agent and co-registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar or co-registrar.

                  (4) Indenture. The Company issued the Securities under an Indenture dated as of May 16, 1996 (the "Indenture") between the Company and the Trustee. The Securities are unsecured general obligations of the Company limited to $180,000,000 in aggregate principal amount. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). Capitalized terms used herein but not defined herein are used as defined in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms.





- --------
*        11% if the exchange offer is not consummated before November 13, 1996.

                  (5) Optional Redemption. Except as set forth in the following paragraph, the Company may not redeem the Securities prior to May 15, 2001. On and after such date, the Company may redeem the Securities at any time as a whole, or from time to time in part, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date, if redeemed during the 12-month period beginning May 15,

                  Year                                    %
                  ----                                    -
                  2001   . . . . . . . . . .              105.250
                  2002   . . . . . . . . . .              102.625
                  2003, and thereafter . . .              100.000

                  The Company may redeem up to $63,000,000 principal amount of Securities with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at any time in whole or from time to time in part, at a price (expressed as a percentage of principal amount), plus accrued interest to the redemption date, of 110.5% if redeemed at any time prior to May 15, 1999.

                  (6) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at the address set forth for such Holder on the register referred to in Section 2.3 of the Indenture. Unless the Company shall default in payment of the redemption price plus accrued interest, on and after the redemption date interest ceases to accrue on such Securities or portions of them called for redemption. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

                  (7) Denominations; Transfer; Exchange. The Securities are in registered form without coupons in denominations of $1,000 and any integral multiple thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption (except, in the case of a Security to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed, or 15 days before an interest payment date.

                  (8) Put Provisions. Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

                  (9) Defeasance. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

                  (10) Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes, except that interest (other than defaulted interest) will be paid to the person that was the registered Holder on the relevant record date for such payment of interest.

                  (11) Amendments and Waivers. Subject to certain exceptions,
(i) the Indenture or the Securities may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Securities; and
(ii) any existing default may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for assumption of Company obligations to Securityholders or to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for guarantees with respect to, or security for, the Securities, or to comply with the TIA or to add additional covenants or surrender Company rights, or to make any change that does not adversely affect the rights of any Securityholder.

                  (12) Remedies. If an Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require an indemnity before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                  (13) Trustee Dealings with Company. Subject to the provisions of the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee. The Trustee will initially be Fleet National Bank.

                  (14) No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  (15) Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

                  (16) Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: SECRETARY, CALPINE CORPORATION, 50 WEST SAN FERNANDO STREET, SAN JOSE, CALIFORNIA 95113.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:
   I or we assign and transfer this Security to



                  (Insert assignee's soc. sec or tax I.D. no.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint                               agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


- --------------------------------------------------------------------------------

Dated:                                       Signed:
       ------------                                  ----------------------

                                                     ----------------------
                                                     (Sign exactly as your name
                                                     appears on the other side
                                                     of this Security)


Signature Guarantee:
                     -----------------------------------------------------------


================================================================================

                     OPTION OF HOLDER TO ELECT PURCHASE FORM

         If you wish to elect to have this Security purchased by the Company pursuant to Section 3.8 or 3.12 of the Indenture, check this box: / /

         If you wish to elect to have only part of this Security purchased by the Company pursuant to Section 3.8 or 3.12 of the Indenture, state the amount:
$

         *As set forth in the Indenture, any purchase pursuant to Section 3.12 is subject to proration in the event the offer is oversubscribed.

Dated:                                       Signed:
       ------------                                  ----------------------

                                                     ----------------------
                                                     (Sign exactly as your name
                                                     appears on the other side
                                                     of this Security)


Signature Guarantee:
                     ------------------------------------------------------

                                                                       EXHIBIT C


                               Form of Certificate


Fleet National Bank
777 Main Street
Hartford, Connecticut 06115
Attention:  Corporate Trust Department

Calpine Corporation
50 West San Fernando Street
San Jose, California  95113
Attention:  Corporate Secretary

         Re:      Calpine Corporation (the "Company")
                  10 1/2% Senior Notes Due 2006 (the "Securities")


Dear Sirs:

                  This letter relates to U.S. $_________ principal amount of Securities represented by a Security (the "Legended Security") which bears a legend outlining restrictions upon transfer of such Legended Security. Pursuant to Section 2.1(b) of the Indenture (the "Indenture") dated as of May 16, 1996 relating to the Securities, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the Legended Security for an unlegended Security representing an identical principal amount of Securities, all in the manner provided for in the Indenture.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                              Very truly yours,

                                              [Name of Securityholder]


                                              By:____________________
                                                 Authorized Signature

                                                                       EXHIBIT D


                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors



                                                              ____________, ____

Fleet National Bank
777 Main Street
Hartford, Connecticut 06115
Attention:  Corporate Trust Department

Calpine Corporation
50 West San Fernando Street
San Jose, California  95113
Attention:  Corporate Secretary

         Re:      Calpine Corporation (the "Company")
                  10 1/2% Senior Notes Due 2006 (the "Securities")


Dear Sirs:

                  In connection with our proposed purchase of $______ aggregate principal amount of the Securities, we confirm that:

                  1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of May 16, 1996 relating to the Securities (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation

         S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

                  3. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and the amount of Senior Notes so being acquired is at least $250,000.

                  You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                  Very truly yours,

                                                  [Name of Transferee]


                                                  By:_____________________
                                                      Authorized Signature




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
                                                                       EXHIBIT E


                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


                                                               ___________, ____


Fleet National Bank
777 Main Street
Hartford, Connecticut 06115
Attention:  Corporate Trust Department

Calpine Corporation
50 West San Fernando Street
San Jose, California  95113
Attention:  Corporate Secretary

         Re:      Calpine Corporation (the "Company")
                  10 1/2% Senior Notes Due 2006 (the "Securities")


Dear Sirs:

                  In connection with our proposed sale of $___________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                  (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.




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
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                 Very truly yours,

                                                 [Name of Transferor]


                                                 By:_______________________
                                                     Authorized Signature





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